35 Cambridgepark Drive Boston, MA Earnings Release and Supplemental Report ___________________________________________________________________ Fourth Quarter 2019

TABLE OF Contents Earnings Release 3 Consolidated Financial Statements 10 Overview 14 Portfolio Summary 15 Property Count Reconciliations 18 Capitalization and Indebtedness 19 Investment Summary 22 Developments and Redevelopments 24 Capital Expenditures 26 Portfolio Diversification 27 Expirations and Maturities 29 Triple-net Master Lease Profile 30 Portfolio Senior Housing Triple-net 31 Senior Housing Operating Portfolio 33 Life Science 38 Medical Office 41 Other 44 Guidance 48 Financial Reporting Updates 49 Glossary and Debt Ratios 50 Company Information 56 Forward-Looking Statements & Risk Factors 58 Discussion and Reconciliation of Non-GAAP Financial Measures Hayden Research Campus Lexington, MA 2

Healthpeak PropertiesTM Reports Fourth Quarter and Year Ended 2019 Results IRVINE, CA, February 11, 2020 -- Healthpeak Properties, Inc. (NYSE: PEAK) today announced results for the fourth quarter and full year ended December 31, 2019. FOURTH QUARTER 2019 FINANCIAL PERFORMANCE AND RECENT HIGHLIGHTS   – Net income of $0.09 per share, NAREIT FFO of $0.39 per share, FFO as Adjusted of $0.44 per share and blended Total Portfolio SPP Cash NOI growth of 3.6% – Executed a definitive agreement to acquire The Post, a 426,000 square foot life science property located within the Route 128 submarket of Boston, Massachusetts, for $320 million – Signed leases totaling 122,000 square feet at Healthpeak’s 75 Hayden development project in Boston, Massachusetts – Executed an agreement with Capital Senior Living ("CSU") to convert the six properties in the master lease maturing 2026 into a RIDEA structure and immediately market those properties for sale – Previously announced Life Science transactions: • In December 2019, closed on the $333 million acquisition of 35 CambridgePark Drive in the West Cambridge Boston submarket • Commenced construction on a $164 million life science development project, The Boardwalk, located in the Torrey Pines life science cluster in San Diego • Executed a long-term lease with Janssen BioPharma, Inc., part of the Johnson & Johnson Family of Companies, for approximately 60% of Phase II of The Shore at Sierra Point • Executed a lease amendment and extension with Amgen at Healthpeak's Britannia Oyster Point campus in South San Francisco – Previously announced Senior Housing transactions: • Entered into an agreement with Oakmont Senior Living (“Oakmont”) that provides Healthpeak the option to acquire up to 24 of Oakmont's senior housing development properties as completed and stabilized over the next four years • In January 2020, closed on the transactions with Brookdale Senior Living (“Brookdale”) related to the acquisition of Brookdale's 51% interest in 13 CCRCs for $641 million (which includes payment of a $100 million management termination fee) and the sale of the 18-property triple-net portfolio for $405 million • In December 2019, closed on a $790 million sovereign wealth fund senior housing joint venture ("SWF SH JV") in which Healthpeak sold a 46.5% interest in a 19-property senior housing operating portfolio managed by Brookdale to a sovereign wealth fund • In December 2019, closed on the sale of the remaining 49% interest in Healthpeak's U.K. holdings, which resulted in $91 million of net proceeds – Previously announced Medical Office transactions: • Added an on-campus medical office development in Nashville with a total estimated spend of $49 million to Healthpeak’s development program with HCA Healthcare (“HCA”) – Issued $750 million of 3.00% senior unsecured notes due 2030 and prepaid Healthpeak's $350 million 4.00% senior unsecured notes due 2022 – Completed public offering of 15.6 million shares of common stock for gross proceeds of $547 million and sold 7.5 million shares of common stock under the ATM equity program, raising gross proceeds of $250 million – Appointed Sara Grootwassink Lewis as an independent director to Healthpeak’s Board of Directors – Welcomed Justin Hill to our team to lead Medical Office business development – Named to the CDP Leadership Band with a score of A-, as well as the Dow Jones Sustainability Index for the seventh consecutive year; received NAREIT's Dividends Through Diversity Award; received the Green Star designation from GRESB for the eighth year, and named to Bloomberg Gender-Equality Index, Investors’ Business Daily’s Top 50 ESG Companies list and Newsweek’s list of America’s Most Responsible Companies – Completed a comprehensive review of, and certain revisions to, Healthpeak's Senior Housing Operating Portfolio Same-Store policies. SHOP same-store policy details, rationale and pro forma impact can be found on the "Investor Presentations" section of our website at https://ir.healthpeak.com/investor-presentations 3 ReturnReturn to to TOC TOC

FULL YEAR 2019 HIGHLIGHTS – Net income of $0.09 per share, NAREIT FFO of $1.59 per share, FFO as Adjusted of $1.76 per share and blended Total Portfolio SPP Cash NOI growth of 3.7% – Changed name to Healthpeak Properties, Inc., ticker symbol to “PEAK” and website URL to www.healthpeak.com – Announced $2.7 billion of investments including: • $1.4 billion of senior housing acquisitions • $1.1 billion of life science acquisitions and estimated incremental development spending at The Boardwalk • $166 million of estimated incremental medical office development spending through Healthpeak’s program with HCA – Announced $1.4 billion of senior housing dispositions, including the $274 million sale of Healthpeak's direct financing lease interests in 13 non-core senior housing properties to Prime Care, LLC and its affiliates – Improved operator diversification and the quality of Healthpeak’s senior housing portfolio • Converted 39 triple-net leased assets to RIDEA (35 Sunrise, 4 Oakmont) • Renewed master lease with Aegis Senior Living and amended the lease with Harbor Retirement Associates • Reduced Brookdale concentration to 6% – Continued to deliver development projects on-time and on-budget, with significant pre-leasing prior to delivery • Delivered Phase III of The Cove in South San Francisco, representing 324,000 square feet of Class A life science space that is 100% leased • Delivered a 90,000 square foot on-campus medical office building at Grand Strand Medical Center, which was 71% leased upon delivery – Sold $1.4 billion of equity through a public follow-on offering and our ATM equity program – Directly issued or settled previous forward sales agreements for 26.7 million shares, resulting in net proceeds of $782 million – Issued $2.1 billion of long-term senior unsecured notes, with proceeds used to refinance near-term debt, including $1.7 billion of senior unsecured notes – Upsized revolving credit facility to $2.5 billion and originated a $250 million unsecured term loan facility – Established a $1 billion unsecured commercial paper program with $93 million outstanding at year end – Upgraded by Moody’s to Baa1 (stable) in January and by Fitch to BBB+ (stable) in October – Added one new director in 2019 and decreased average director tenure to 5 years 4 ReturnReturn to to TOC TOC

FOURTH QUARTER COMPARISON

(in thousands, except per share amounts)	Three Months Ended December 31, 2019		Three Months Ended December 31, 2018	
	Amount	**Per Share**	**Amount**	**Per Share**
Net income (loss), diluted	$ 43,200	$ 0.09	$ 831,965	$ 1.73
NAREIT FFO, diluted	195,892	0.39	195,187	0.41
FFO as Adjusted, diluted	220,400	0.44	202,115	0.43
FAD, diluted	170,641		168,001	

FULL YEAR COMPARISON

(in thousands, except per share amounts)	Year Ended December 31, 2019		Year Ended December 31, 2018	
	Amount	**Per Share**	**Amount**	**Per Share**
Net income (loss), diluted	$ 43,987	$ 0.09	$ 1,065,343	$ 2.24
NAREIT FFO, diluted	786,899	1.59	780,189	1.66
FFO as Adjusted, diluted	870,748	1.76	857,035	1.82
FAD, diluted	752,411		746,397	

NAREIT FFO, FFO as Adjusted, FAD, and SPP Cash NOI are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance of real estate investment trusts (see the "Funds From Operations" and "Funds Available for Distribution" sections of this release for additional information). See "December 31, 2019 Discussion and Reconciliation of Non-GAAP Financial Measures" for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP on the Investor Relations section of our website at http://ir.healthpeak.com/quarterly-results.

SAME PROPERTY PORTFOLIO OPERATING SUMMARY

The table below outlines the year-over-year three month and twelve month SPP Cash NOI growth:

Year-Over-Year Total SPP Cash NOI Growth

	% of Total Full Year SPP	Three Month	Full Year (1)
Medical office	44.1%	2.7%	3.0%
Life science	31.5%	5.3%	6.2%
Senior housing	17.2%	3.3%	1.5%
Other non-reportable segments ("Other")	7.1%	2.7%	2.6%
Total Portfolio	**100.0%**	**3.6%**	**3.7%**

(1) Full year SPP for Senior housing and Total Portfolio would have been (0.9%) and 3.0%, respectively, if the properties contributed to the SWF SH JV had remained in SPP.

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LIFE SCIENCE ACQUISITION In January 2020, Healthpeak executed a definitive agreement to acquire a $320 million, 426,000 square foot Class A life science campus known as The Post, located in Waltham, within the Route 128 submarket of Boston, Massachusetts and less than one mile from Healthpeak’s Hayden Research Campus. The 36-acre campus is 100% leased to four well-established biopharmaceutical and innovation companies, with a weighted average lease term of 11 years and contractual annual escalations of approximately 3%. With an expansive physical footprint and superior build quality, The Post is seeking LEED® certification. The acquisition strengthens Healthpeak’s presence in the Boston market, expanding its footprint to 1.8 million square feet (including Healthpeak's active and near-term development pipeline). Additionally, the property has the potential for increased density which may be considered at a future date. The stabilized cash and GAAP capitalization rates are 5.1% and 6.5%, respectively. The acquisition is expected to close in the second quarter of 2020. HAYDEN RESEARCH CAMPUS DEVELOPMENT LEASING ACTIVITY In January 2020, Healthpeak and its partner King Street Properties, signed two leases totaling 122,000 square feet at its $160 million 75 Hayden development in Boston, Massachusetts. Each 10- year lease is with a publicly-traded biotech company. The 214,000 square foot Class A development project is now 57% pre-leased with both tenants expected to assume occupancy in the fourth quarter of this year. 75 Hayden is located within Healthpeak’s Hayden Research campus, which will encompass approximately 600,000 square feet of state-of-the-art life science space in the Boston suburb of Lexington. CAPITAL SENIOR LIVING ("CSU") AGREEMENT In February 2020, Healthpeak executed an agreement with CSU to convert the six properties in the master lease due 2026 into a RIDEA structure effective February 1, 2020. The annual rent on the properties is currently $4.4 million, and the underlying EBITDAR was $3.7 million for the trailing twelve months ended December 31, 2019. Healthpeak is actively marketing the six properties for sale and expects to close on the dispositions in the next six to twelve months. In October 2019, Healthpeak entered into an agreement for the early termination of a separate nine-property master lease with CSU, originally scheduled to mature in October 2020. As part of the agreement, Healthpeak converted one property from a triple-net lease to RIDEA and transitioned management to Discovery Senior Living. Healthpeak is marketing the remaining eight assets for sale. Upon completion of these transactions, Healthpeak will have no investments with CSU. PREVIOUSLY ANNOUNCED LIFE SCIENCE TRANSACTIONS 35 CAMBRIDGEPARK DRIVE In December 2019, Healthpeak closed on the $333 million acquisition of 35 CambridgePark Drive, a 224,000 square foot, LEED® Gold® laboratory building located in the Cambridge submarket of Boston, Massachusetts. The transaction represents year one cash and GAAP capitalization rates of 4.8% and 5.7%, respectively. The newly built and 100% leased property is adjacent to Healthpeak's recently acquired property at 87 CambridgePark Drive and future development opportunity at 101 CambridgePark Drive. Combined, Healthpeak has created up to 440,000 square feet of contiguous space across a modern campus. THE BOARDWALK LIFE SCIENCE DEVELOPMENT In December 2019, Healthpeak announced the addition of a $164 million life science project to its development pipeline. The Boardwalk, totaling 190,000 square feet, is located on Science Center Drive in the Torrey Pines life science cluster in San Diego. The campus will combine three adjacent Healthpeak holdings, activating two land sites through 105,000 square feet of ground-up development that will flank both sides of an existing 85,000 square foot property that will also be redeveloped. Construction at The Boardwalk commenced in the fourth quarter, with expected occupancy in the second quarter of 2021. Upon stabilization, the campus is projected to generate an estimated yield on cost of 7%. A copy of the corresponding press release with additional details is available on the Investor Relations section of our website at http://ir.healthpeak.com. LIFE SCIENCE LEASING ACTIVITY In January 2020, Healthpeak announced it executed a long-term lease with Janssen BioPharma, Inc., part of the Johnson & Johnson Family of Companies, for approximately 60% of Phase II of The Shore at Sierra Point. The lease is expected to commence in January 2022, upon completion of construction. Janssen BioPharma, Inc. has expansion rights under the lease that can be exercised over the course of 2020. Healthpeak also designed and entitled additions to the project such that Phase II of The Shore at Sierra Point will represent approximately 298,000 square feet, an increase from the initial plan for 266,000 square feet. In December 2019, Healthpeak announced a lease amendment and extension with Amgen at Healthpeak's Britannia Oyster Point campus in South San Francisco. This campus consists of ten buildings totaling over 900,000 square feet of Class-A life science space. Amgen currently leases space in seven of the ten buildings, three of which are subleased by Amgen to third parties. The amendment provides Amgen the ability to extend the leases at three of the buildings it currently occupies through 2029, while at the same time providing Amgen flexibility to terminate its occupancy in these buildings at earlier dates subject to advance notice requirements. Copies of the corresponding press releases with additional details are available on the Investor Relations section of our website at http://ir.healthpeak.com. 6 ReturnReturn to to TOC TOC

PREVIOUSLY ANNOUNCED SENIOR HOUSING TRANSACTIONS OAKMONT PURCHASE OPTION AGREEMENT In December 2019, Healthpeak and Oakmont entered into an agreement that provides Healthpeak the option to acquire up to 24 of Oakmont's senior housing development properties upon stabilization (the "Development Properties"). The Development Properties are concentrated in California and have a projected value of approximately $1.3 billion in the aggregate. The acquisition options are expected to be offered in tranches between 2020 and 2023. Once offered, Healthpeak has the option to acquire each applicable tranche of the Development Properties based on a pre-determined pricing formula with a projected year-one cash capitalization rate equal to 5.5%. A copy of the corresponding press release with additional details is available on the Investor Relations section of our website at http:// ir.healthpeak.com. BROOKDALE CCRC AND TRIPLE-NET TRANSACTIONS In January 2020, Healthpeak closed on the previously announced transactions with Brookdale related to the 15-property CCRC joint venture and the 43-property triple-net portfolio. Key transaction highlights are as follows: • Healthpeak acquired Brookdale’s 51% interest in 13 CCRCs with 6,383 units and 570 acres of land for $541 million, plus payment of $100 million management termination fee, and transitioned management of the CCRCs to Life Care Services • Healthpeak sold 18 triple-net properties to Brookdale for $405 million • Healthpeak will terminate the triple-net lease related to one property and transition it to a SHOP structure with Life Care Services • Healthpeak restructured the remaining 24 triple-net properties operated by Brookdale, that were in 11 separate lease pools, into a single master lease with a December 31, 2027 maturity date and a 2.4% annual rent escalator Additional details can be found in the October 1, 2019 press release, the "Healthpeak Brookdale Transaction Update – October 30, 2019" presentation and the "Guidance Addendum" presentation on the Investor Presentations section of our website at https://ir.healthpeak.com/investor-presentations. SOVEREIGN WEALTH FUND SENIOR HOUSING JOINT VENTURE TRANSACTION In December 2019, Healthpeak closed on a $790 million SWF SH JV in which Healthpeak sold a 46.5% interest in a 19-property senior housing operating portfolio managed by Brookdale to a sovereign wealth fund. The properties consist of 3,366 units and are located in Texas, Colorado, Illinois, Tennessee and Maryland, with an average age of 23 years. U.K. PORTFOLIO SALE In December 2019, Healthpeak closed on the sale of its remaining 49% interest in its U.K. holdings to Omega Healthcare Investors, Inc. for net proceeds of approximately $91 million. PREVIOUSLY ANNOUNCED MEDICAL OFFICE TRANSACTIONS MEDICAL OFFICE DEVELOPMENT PROGRAM WITH HCA As part of the development program with HCA, Healthpeak signed a definitive agreement on an additional development project located on the TriStar Centennial Medical Center Campus in Nashville, TN. The 172,000 square foot six-story Class A medical office building has an estimated spend of $49 million. The project is 45% pre-leased and construction is expected to commence in the first quarter of 2020. LEADERSHIP ANNOUNCEMENT In January 2020, Justin Hill joined Healthpeak as Senior Vice President - Medical Office Properties. Mr. Hill will report to Healthpeak's President and Chief Investment Officer, Scott Brinker, and will be responsible for business development in Healthpeak’s Medical Office segment. He joins Healthpeak from JLL, a leading global commercial real estate services company, where he served as Executive Vice President, Healthcare Capital Markets. Prior to joining JLL, Mr. Hill worked at Welltower Inc. from 2008 to 2018, most recently serving as Senior Vice President - Business Development. A copy of the corresponding press release with additional details is available on the Investor Relations section of our website at http://ir.healthpeak.com. BALANCE SHEET AND CAPITAL MARKET ACTIVITIES SENIOR UNSECURED NOTES In November 2019, Healthpeak completed a public offering of $750 million 3.00% senior unsecured notes due 2030. Net proceeds from the offering were used: (i) to redeem all of Healthpeak's outstanding $350 million 4.00% senior unsecured notes due December 2022, (ii) to repay outstanding borrowings under its revolving credit facility, (iii) to repay its outstanding commercial paper, and (iv) for other general corporate purposes. Healthpeak recorded a loss on debt extinguishment of approximately $22 million in the fourth quarter. 7 ReturnReturn to to TOC TOC

EQUITY CAPITAL MARKETS From November 2019 through January 2020, Healthpeak sold 23.1 million shares of common stock on a forward basis, for gross proceeds of $797 million: • In December 2019, Healthpeak completed a public follow-on offering of 15.6 million shares of common stock priced at $35.00 per share, for gross proceeds of $547 million • From November 2019 through January 2020, Healthpeak sold 7.5 million shares of common stock under the ATM equity program, for gross proceeds of $250 million As of February 7, 2020, Healthpeak had 32 million shares outstanding under forward contracts, equivalent to approximately $1 billion. Healthpeak expects to settle the forward contracts and use the proceeds during 2020 to fund acquisition activities, including the Brookdale transactions and The Post, and development spending. REVOLVING CREDIT FACILITY AND COMMERCIAL PAPER PROGRAM As of February 7, 2020, Healthpeak had no outstanding balance under its revolving credit facility and $480 million outstanding under its commercial paper program, resulting in over $2 billion of remaining borrowing capacity. BOARD OF DIRECTORS APPOINTMENT On November 5, 2019, Healthpeak appointed Sara Grootwassink Lewis as an independent director to its Board, leveraging her corporate finance and capital markets expertise, as well as over 15 years of boardroom experience.  She has served on several public company boards, and currently is a director of both Sun Life Financial and Weyerhaeuser Company.  Ms. Lewis has also been part of executive management at public REITs.  Her appointment expands Healthpeak’s Board to eight directors, with an average director tenure of approximately five years.  A copy of the press release announcing Ms. Lewis’ appointment, along with additional details, is available on the Investor Relations section of our website at http://ir.healthpeak.com. DIVIDEND On January 30, 2020, Healthpeak announced that its Board declared a quarterly cash dividend of $0.37 per common share. The dividend will be paid on February 28, 2020 to stockholders of record as of the market close on February 18, 2020. SUSTAINABILITY Healthpeak’s position as a leader in environmental, social and governance (ESG) performance has been recognized by various organizations around the world. For the seventh consecutive year, Healthpeak has been named to CDP's Leadership Band with a score of A-, as well as Dow Jones’ North America Sustainability Index for demonstrating best-in-class sustainable business practices. Additionally, for the eighth consecutive year, Healthpeak has received the Green Star designation from GRESB for excellence in sustainability implementation and transparency. Healthpeak was also named to Bloomberg Gender-Equality Index, Investors’ Business Daily’s Top 50 ESG Companies list and Newsweek’s list of America’s Most Responsible Companies. Healthpeak also received NAREIT’s Dividends Through Diversity Award. More information about Healthpeak’s sustainability efforts, including a link to our eighth annual Sustainability Report, is available on our website at www.healthpeak.com/ corporate-responsibility/. 2020 GUIDANCE You can find a detailed presentation outlining guidance assumptions and other important information in the Guidance Addendum posted to the "Investor Presentations" section of our website at https://ir.healthpeak.com/investor-presentations. For full year 2020, we have established the following guidance ranges: • Diluted earnings per common share to range between $0.70 to $0.76 • Diluted NAREIT FFO per share of $1.64 to $1.70 • Diluted FFO as Adjusted per share of $1.77 to $1.83 • Blended Total Portfolio Same-Store Cash NOI growth of 2.00% to 3.00% Key Assumptions • Components to initial blended Total Portfolio Same-Store Cash NOI guidance: ▪ Medical Office: 1.75% to 2.75% ▪ Life Science: 4.00% to 5.00% ▪ Senior Housing: (1.00%) to 1.00% ▪ Other: 1.75% to 2.50% • Senior Housing Same-Store Cash NOI: At the mid-point, assumes triple-net portfolio growth of 2.50% and SHOP growth of (2.50%) These estimates do not reflect the potential impact from unannounced future transactions other than capital recycling activities. For additional details and information regarding these estimates, see the 2020 Guidance section of our corresponding Supplemental Report and the Discussion and Reconciliation of Non-GAAP Financial Measures, which are both available in the Investor Relations section of our website at http://ir.healthpeak.com. 8 ReturnReturn to to TOC TOC

COMPANY INFORMATION Healthpeak has scheduled a conference call and webcast for Wednesday, February 12, 2020, at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) to present its performance and operating results for the fourth quarter and full year ended December 31, 2019. The conference call is accessible by dialing (888) 317-6003 (U.S.) or (412) 317-6061 (International). The conference ID number is 5416031. You may also access the conference call via webcast in the Investor Relations section of our website at http://ir.healthpeak.com. An archive of the webcast will be available on Healthpeak's website through February 12, 2021, and a telephonic replay can be accessed through February 27, 2020, by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International) and entering conference ID number 10137451. Our Supplemental Report for the current period is also available, with this earnings release, in the Investor Relations section of our website. ABOUT HEALTHPEAK Healthpeak Properties, Inc. is a fully integrated real estate investment trust (REIT) and S&P 500 company. Healthpeak owns and develops high-quality real estate in the three private-pay healthcare asset classes of Life Science, Senior Housing and Medical Office, designed to provide stability through the inevitable industry cycles. At Healthpeak, we pair our deep understanding of the healthcare real estate market with a strong vision for long-term growth. For more information regarding Healthpeak, visit www.healthpeak.com. FORWARD-LOOKING STATEMENTS Statements in this release that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include, among other things, statements regarding our and our officers' intent, belief or expectation as identified by the use of words such as "may," "will," "project," "expect," "believe," "intend," "anticipate," "seek," "target," "forecast," "plan," "potential," "estimate," "could," "would," "should" and other comparable and derivative terms or the negatives thereof.  Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions, leasing activity, capital recycling plans, financing activities, or other transactions discussed in this release; (ii) the payment of a quarterly cash dividend; and (iii) all statements and assumptions under the heading "2020 Guidance," including without limitation with respect to expected net income, NAREIT FFO per share, FFO as Adjusted per share, Same-Store Cash NOI growth and other financial projections and assumptions, as well as comparable statements included in other sections of this release.  Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations.  While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained.  Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict.  These risks and uncertainties include, but are not limited to: the financial condition of our existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding our ability to continue to realize the full benefit of such tenants’ and operators’ leases and borrowers’ loans; the ability of our existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and manage their expenses in order to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; our concentration in the healthcare property sector, particularly in senior housing, life sciences and medical office buildings, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; operational risks associated with third party management contracts, including the additional regulation and liabilities of our RIDEA lease structures; the effect on us and our tenants and operators of legislation, executive orders and other legal requirements, including compliance with the Americans with Disabilities Act, fire, safety and health regulations, environmental laws, the Affordable Care Act, licensure, certification and inspection requirements, and laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements or fines for noncompliance; our ability to identify replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith; the risks associated with property development and redevelopment, including costs above original estimates, project delays and lower occupancy rates and rents than expected; the potential impact of uninsured or underinsured losses; the risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners’ financial condition and continued cooperation; competition for the acquisition and financing of suitable healthcare properties as well as competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; our or our counterparties’ ability to fulfill obligations, such as financing conditions and/or regulatory approval requirements, required to successfully consummate acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions or other transactions; our ability to achieve the benefits of acquisitions or other investments within expected time frames or at all, or within expected cost projections; the potential impact on us and our tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations, of our tenants and operators; our ability to foreclose on collateral securing our real estate-related loans; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings, the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic and other conditions; our ability to manage our indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; our reliance on information technology systems and the potential impact of system failures, disruptions or breaches; our ability to maintain our qualification as a real estate investment trust; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings.  Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.      CONTACT Barbat Rodgers Senior Director – Investor Relations 949-407-0400 9 ReturnReturn to to TOC TOC

Healthpeak Properties, Inc. Consolidated Balance Sheets In thousands, except share and per share data   December 31, 2019 December 31, 2018 Assets Real estate: Buildings and improvements $ 11,120,039 $ 10,877,248 Development costs and construction in progress 692,336 537,643 Land 1,992,602 1,637,506 Accumulated depreciation and amortization (2,771,922) (2,842,947) Net real estate 11,033,055 10,209,450 Net investment in direct financing leases 84,604 713,818 Loans receivable, net 190,579 62,998 Investments in and advances to unconsolidated joint ventures 825,515 540,088 Accounts receivable, net of allowance of $4,565 and $5,127 59,417 48,171 Cash and cash equivalents 144,232 110,790 Restricted cash 40,425 29,056 Intangible assets, net 331,693 305,079 Assets held for sale, net 504,394 108,086 Right-of-use asset, net 172,486 — Other assets, net 646,491 591,017 Total assets $ 14,032,891 $ 12,718,553 Liabilities and Equity Bank line of credit and commercial paper $ 93,000 $ 80,103 Term loan 248,942 — Senior unsecured notes 5,647,993 5,258,550 Mortgage debt 276,907 138,470 Other debt 84,771 90,785 Intangible liabilities, net 74,991 54,663 Liabilities of assets held for sale, net 36,369 1,125 Lease liability 156,611 — Accounts payable and accrued liabilities 456,153 391,583 Deferred revenue 289,680 190,683 Total liabilities 7,365,417 6,205,962 Commitments and contingencies Common stock, $1.00 par value: 750,000,000 shares authorized; 505,221,643 and 477,496,499 shares issued and outstanding 505,222 477,496 Additional paid-in capital 9,183,892 8,398,847 Cumulative dividends in excess of earnings (3,601,199) (2,927,196) Accumulated other comprehensive income (loss) (2,857) (4,708) Total stockholders' equity 6,085,058 5,944,439 Joint venture partners 378,061 391,401 Non-managing member unitholders 204,355 176,751 Total noncontrolling interests 582,416 568,152 Total equity 6,667,474 6,512,591 Total liabilities and equity $ 14,032,891 $ 12,718,553 10 ReturnReturn to to TOC TOC

Healthpeak Properties, Inc.

Consolidated Statements of Operations

In thousands, except per share data

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Year Ended December 31, 2019	Year Ended December 31, 2018
	(unaudited)			
Revenues:				
Rental and related revenues	$ 314,059	$ 298,790	$ 1,222,078	$ 1,237,236
Resident fees and services	210,479	127,826	727,980	544,773
Income from direct financing leases	4,177	13,945	37,481	54,274
Interest income	2,976	1,358	9,844	10,406
Total revenues	531,691	441,919	1,997,383	1,846,689
Costs and expenses:				
Interest expense	58,120	54,717	225,619	266,343
Depreciation and amortization	190,798	130,759	659,989	549,499
Operating	248,382	177,413	879,370	705,038
General and administrative	21,521	21,510	92,966	96,702
Transaction costs	1,569	1,684	8,743	10,772
Impairments (recoveries), net	110,284	36,080	225,937	55,260
Total costs and expenses	630,674	422,163	2,092,624	1,683,614
Other income (expense):				
Gain (loss) on sales of real estate, net	4,193	763,774	22,900	925,985
Loss on debt extinguishments	(22,213)	(263)	(58,364)	(44,162)
Other income (expense), net	157,296	50,333	182,129	13,316
Total other income (expense), net	139,276	813,844	146,665	895,139
Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	**40,293**	**833,600**	**51,424**	**1,058,214**
Income tax benefit (expense)	5,679	2,935	17,262	17,854
Equity income (loss) from unconsolidated joint ventures	1,387	(2,152)	(8,625)	(2,594)
Net income (loss)	**47,359**	**834,383**	**60,061**	**1,073,474**
Noncontrolling interests' share in earnings	(3,839)	(2,835)	(14,531)	(12,381)
Net income (loss) attributable to Healthpeak Properties, Inc.	**43,520**	**831,548**	**45,530**	**1,061,093**
Participating securities' share in earnings	(320)	(2,223)	(1,543)	(2,669)
Net income (loss) applicable to common shares	**$ 43,200**	**$ 829,325**	**$ 43,987**	**$ 1,058,424**
Earnings per common share:				
Basic	$ 0.09	$ 1.75	$ 0.09	$ 2.25
Diluted	$ 0.09	$ 1.73	$ 0.09	$ 2.24
Weighted average shares outstanding:				
Basic	497,116	472,998	486,255	470,551
Diluted	500,493	479,906	489,335	475,387

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Healthpeak Properties, Inc.

Funds From Operations

In thousands, except per share data
(unaudited)

	Three Months Ended December 31,				Year Ended December 31,			
	2019		2018		2019		2018	
Net income (loss) applicable to common shares	**$**	**43,200**	**$**	**829,325**	**$**	**43,987**	**$**	**1,058,424**
Real estate related depreciation and amortization		190,798		130,759		659,989		549,499
Healthpeak's share of real estate related depreciation and amortization from unconsolidated joint ventures		15,151		15,237		60,303		63,967
Noncontrolling interests' share of real estate related depreciation and amortization		(5,128)		(3,828)		(20,054)		(11,795)
Other real estate-related depreciation and amortization		1,357		2,071		6,155		6,977
Loss (gain) on sales of real estate, net		(4,193)		(763,774)		(22,900)		(925,985)
Healthpeak's share of loss (gain) on sales of real estate, net, from unconsolidated joint ventures		(2,118)		—		(2,118)		—
Noncontrolling interests' share of gain (loss) on sales of real estate, net		129		—		335		—
Loss (gain) upon change of control, net[1]		(155,225)		(50,171)		(166,707)		(9,154)
Taxes associated with real estate dispositions		—		2,765		—		3,913
Impairments (recoveries) of depreciable real estate, net[2]		110,284		32,803		221,317		44,343
NAREIT FFO applicable to common shares		194,255		195,187		780,307		780,189
Distributions on dilutive convertible units and other		1,637		—		6,592		—
Diluted NAREIT FFO applicable to common shares	**$**	**195,892**	**$**	**195,187**	**$**	**786,899**	**$**	**780,189**
Diluted NAREIT FFO per common share	**$**	**0.39**	**$**	**0.41**	**$**	**1.59**	**$**	**1.66**
Weighted average shares outstanding - diluted NAREIT FFO		506,017		473,289		494,335		470,719
Impact of adjustments to NAREIT FFO:								
Transaction-related items	$	1,688	$	2,416	$	15,347	$	11,029
Other impairments (recoveries) and losses (gains), net[3]		—		3,277		10,147		7,619
Severance and related charges[4]		—		595		5,063		13,906
Loss on debt extinguishments[5]		22,213		263		58,364		44,162
Litigation costs (recoveries)		29		323		(520)		363
Casualty-related charges (recoveries), net[6]		530		—		(4,106)		—
Foreign currency remeasurement losses (gains)		100		72		(250)		(35)
Total adjustments		24,560		6,946		84,045		77,044
FFO as Adjusted applicable to common shares		218,815		202,133		864,352		857,233
Distributions on dilutive convertible units and other		1,585		(18)		6,396		(198)
Diluted FFO as Adjusted applicable to common shares	**$**	**220,400**	**$**	**202,115**	**$**	**870,748**	**$**	**857,035**
Diluted FFO as Adjusted per common share	**$**	**0.44**	**$**	**0.43**	**$**	**1.76**	**$**	**1.82**
Weighted average shares outstanding - diluted FFO as Adjusted		506,017		473,289		494,335		470,719

(1) For the three months ended December 31, 2019, primarily relates to the gain related to the deconsolidation of 19 previously consolidated senior housing assets that were contributed into a new unconsolidated joint venture (Sovereign Wealth Fund Senior Housing JV). For the year ended December 31, 2019, also includes the gain related to the acquisition of the outstanding equity interests in a previously unconsolidated senior housing joint venture (Vintage Park). For the three months ended December 31, 2018, represents the gain related to the acquisition of our partner's interests in four previously unconsolidated life science assets. For the year ended December 31, 2018, also includes the loss on consolidation of seven U.K. care homes.

(2) For the year ended December 31, 2019, includes a $6 million impairment charge related to depreciable real estate held by the CCRC JV, which we recognized in equity income (loss) from unconsolidated joint ventures in the consolidated statement of operations.

(3) For the year ended December 31, 2019, represents the impairment of 13 senior housing triple-net facilities under direct financing leases recognized as a result of entering into sales agreements. For the year ended December 31, 2018, represents the impairment of an undeveloped life science land parcel classified as held for sale, partially offset by an impairment recovery upon the sale of a mezzanine loan investment in March 2018.

(4) For the year ended December 31, 2018, primarily relates to the departure of our former Executive Chairman and corporate restructuring activities.

(5) For all periods presented, represents the premium associated with the prepayment of senior unsecured notes.

(6) For the three months ended December 31, 2019, represents evacuation costs related to hurricanes. The year ended December 31, 2019 also includes incremental insurance proceeds related to hurricanes in 2017.

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Healthpeak Properties, Inc.

Funds Available for Distribution

In thousands

(unaudited)

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Year Ended December 31, 2019	Year Ended December 31, 2018
FFO as Adjusted applicable to common shares	$ 218,815	$ 202,133	$ 864,352	$ 857,233
Amortization of deferred compensation[1]	3,177	3,465	14,790	14,714
Amortization of deferred financing costs	2,689	2,851	10,863	12,612
Straight-line rents	(6,259)	(2,251)	(28,451)	(23,138)
FAD capital expenditures	(46,004)	(35,956)	(108,844)	(106,193)
Lease restructure payments	284	294	1,153	1,195
CCRC entrance fees[2]	4,785	4,677	18,856	17,880
Deferred income taxes	(4,909)	(5,993)	(18,972)	(18,744)
Other FAD adjustments[3]	(3,574)	(1,219)	(7,927)	(9,162)
FAD applicable to common shares	169,004	168,001	745,820	746,397
Distributions on dilutive convertible units and other	1,637	—	6,591	—
Diluted FAD applicable to common shares	**$ 170,641**	**$ 168,001**	**$ 752,411**	**$ 746,397**
Weighted average shares outstanding - diluted FAD	506,017	473,289	494,335	470,719

(1) Excludes amounts related to the acceleration of deferred compensation for restricted stock units that vested upon the departure of certain former employees, which have already been excluded from FFO as Adjusted in severance and related charges.

(2) Represents our 49% share of our CCRC JV's non-refundable entrance fees collected in excess of amortization.

(3) Primarily includes our share of FAD capital expenditures from unconsolidated joint ventures, partially offset by noncontrolling interests' share of FAD capital expenditures from consolidated joint ventures.

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The Numbers

Overview(1)

As of and for the quarter and year ended December 31, 2019, dollars, square feet, and shares in thousands, except per share data

	4Q19	Full Year 2019
Financial Metrics		
Diluted earnings per common share	$0.09	$0.09
Diluted NAREIT FFO per common share	$0.39	$1.59
Diluted FFO as Adjusted per common share	$0.44	$1.76
Dividends per common share	$0.37	$1.48
Real Estate Revenues	$528,715	$1,987,539
NOI	$280,333	$1,108,168
Cash NOI	$273,528	$1,087,111
Portfolio Income(2)	$297,269	$1,182,923

	% of Total Full Year SPP	4Q19	Full Year 2019
Same Property Portfolio Cash NOI Growth			
Senior housing	17.2%	3.3%	1.5%
Life science	31.5%	5.3%	6.2%
Medical office	44.1%	2.7%	3.0%
Other	7.1%	2.7%	2.6%
Total	**100.0%**	**3.6%**	**3.7%**

	4Q19
Capitalization	
Common stock outstanding and DownREIT units	512,667
Total Market Equity	$17,671,631
Enterprise Debt	$6,732,663

	4Q19	Full Year 2019
Debt Ratios		
Financial Leverage	37.1%	37.1%
Secured Debt Ratio	2.7%	2.7%
Net Debt to Adjusted EBITDAre	5.6x	5.7x
Adjusted Fixed Charge Coverage	4.2x	4.3x

	Property Count	Capacity	Occupancy
Portfolio Statistics			
Senior housing triple-net	90	8,623 Units	86.3%
SHOP	115	13,176 Units	84.9%
Life science	134	8,275 Sq. Ft.	96.0%
Medical office	267	20,712 Sq. Ft.	92.1%
Other(3)	59	N/A	N/A
Total	**665**	N/A	N/A

(1) Reconciliations, definitions, and important discussions regarding the usefulness and limitations of the non-GAAP financial measures used in this report can be found at http://ir.healthpeak.com/quarterly-results. Totals throughout this Earnings Release and Supplemental Report may not add due to rounding.

(2) Includes our Share of Unconsolidated Joint Ventures ("JVs") and activity from assets sold and held for sale during the periods presented.

(3) Our Other non-reportable segment consists of the following: 11 hospitals, 15 properties in our CCRC JV, 19 properties in our SWF SH JV and 14 other unconsolidated JV properties.

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Portfolio Summary

As of and for the quarter ended December 31, 2019, dollars in thousands

	Property Count	Weighted Average Age(1)	Portfolio Investment	Portfolio Income	Private Pay %(2)
Wholly Owned Property Portfolio					
Senior housing triple-net	90	23	$ 1,437,069	$ 39,715	91.5
SHOP	108	18	3,287,133	44,749	96.9
Life science	120	16	5,158,729	84,714	100.0
Medical office	257	23	4,953,136	91,531	100.0
Other	11	32	294,458	12,819	68.4
	586	**20**	**$ 15,130,526**	**$ 273,528**	**96.8**
Developments					
Life science	11	—	$ 545,671	$ —	—
Medical office	7	—	26,024	—	—
	18	**—**	**$ 571,696**	**$ —**	**—**
Redevelopments(4)					
SHOP	7	—	$ 69,962	$ —	—
Life science	3	—	151,397	—	—
Medical office	3	—	7,692	—	—
	13	**—**	**$ 229,050** (4)	**$ —**	**—**
Debt Investments					
Other	—	—	$ 210,335	$ 2,976	—
Total					
Senior housing triple-net	90	23	$ 1,437,069	$ 39,715	91.5
SHOP	115	18	3,357,095	44,749	96.9
Life science	134	16	5,855,796	84,714	100.0
Medical office	267	23	4,986,853	91,531	100.0
Other	11	32	504,794	15,796	68.4
	617	**20**	**$ 16,141,607**	**$ 276,504**	**96.8**
Share of Unconsolidated JVs(5)					
Other	48	30	$ 1,358,752	$ 20,765	73.1
Total Portfolio	**665**	**21**	**$ 17,500,359**	**$ 297,269**	**95.1**

PORTFOLIO INCOME(3)



Unconsolidated JVs 7%
SHOP 15%
Hospitals and Other 5%
Senior housing triple-net 13%
N³
$297.3M
Medical office 31%
Life science 29%

(1) Age is weighted based on current quarter Portfolio Income excluding assets sold or held for sale.
(2) Self-pay and private insurance (including managed care) revenues as a percentage of total property revenues for the most recent trailing 12 months available, weighted based on current quarter Portfolio Income including assets sold in the quarter. Revenues for medical office buildings are considered 100% private pay.
(3) Unconsolidated JVs include 4.6% related to 15 assets in our unconsolidated CCRC JV and 1.4% related to our former U.K. JV assets.
(4) Includes Construction in Process ("CIP") and buildings or portions of buildings placed in Redevelopment. Portfolio Income for Redevelopments is reflected in the Wholly Owned Property Portfolio section above.
(5) Our pro rata share information is prepared on a basis consistent with the comparable consolidated amounts by applying our actual ownership percentage for the period and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio.

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Quarter NOI Summary

For the quarter ended December 31, 2019, dollars in thousands

NOI SUMMARY

	NOI			SPP NOI		
	Real Estate Revenues	Operating Expenses	NOI[1]	SPP Real Estate Revenues	SPP Operating Expenses	SPP NOI
Wholly-Owned						
Senior housing triple-net	$ 42,665	$ (1,842)	$ 40,823	$ 23,528	$ (38)	$ 23,490
SHOP	209,714	(165,104)	44,610	41,263	(30,667)	10,596
Total Senior housing	$ 252,379	$ (166,946)	$ 85,433	$ 64,791	$ (30,705)	$ 34,086
Life science	120,155	(30,480)	89,675	81,973	(20,044)	61,929
Medical office	143,769	(50,903)	92,867	133,918	(46,227)	87,692
Other	12,412	(54)	12,358	12,320	(80)	12,239
	$ 528,715	**$ (248,382)**	**$ 280,333**	**$ 293,002**	**$ (97,056)**	**$ 195,946**

CASH NOI SUMMARY

	Cash NOI			SPP Cash NOI		
	Cash Real Estate Revenues	Cash Operating Expenses	Cash NOI[1]	SPP Cash Real Estate Revenues	SPP Cash Operating Expenses	SPP Cash NOI
Wholly-Owned						
Senior housing triple-net	$ 40,464	$ (749)	$ 39,715	$ 22,441	$ (24)	$ 22,418
SHOP	209,972	(165,223)	44,749	41,257	(30,667)	10,591
Total Senior housing	$ 250,435	$ (165,972)	$ 84,464	$ 63,698	$ (30,691)	$ 33,009
Life science	115,180	(30,467)	84,714	82,142	(20,031)	62,111
Medical office	141,502	(49,971)	91,531	131,770	(45,302)	86,468
Other	12,873	(54)	12,819	12,781	(80)	12,701
	$ 519,991	**$ (246,463)**	**$ 273,528**	**$ 290,391**	**$ (96,104)**	**$ 194,289**

THREE-MONTH SPP

				Year-Over-Year				Sequential			
				Occupancy		Growth		Occupancy		Growth	
	Property Count	% of Total SPP based on Cash NOI	SPP % of Segment based on Cash NOI	4Q19	4Q18	SPP NOI	SPP Cash NOI	4Q19	3Q19	SPP NOI	SPP Cash NOI
Senior housing triple-net	59	12	56	86.3%	87.4%	9.3% [2]	2.1%	86.3%	86.0%	0.1%	0.7%
SHOP	29	5	24	87.4%	85.8%	26.1% [3]	6.0% [4]	87.4%	87.5%	(2.8%)	(3.4%)
Total Senior housing	88	17	39			14.0%	3.3%			(0.8%)	(0.7%)
Life science	96	32	73	96.8%	96.3%	2.6%	5.3%	96.8%	97.1%	(2.2%)	0.2%
Medical office	249	45	94	92.5%	92.5%	2.3%	2.7%	92.5%	92.4%	0.6%	0.9%
Other	11	7	99	50.5%	48.7%	0.6%	2.7%	50.5%	52.1%	(0.1%)	(0.2%)
Total	**444**	**100**	**71**			**4.1%**	**3.6%**			**(0.6%)**	**0.3%**

(1) NOI includes $6.4 million and Cash NOI includes $6.3 million attributable to noncontrolling interests, excluding DownREITS.
(2) SPP NOI growth rate includes the favorable impact of straight-line rent on HRA and Aegis lease renewals.
(3) SPP NOI growth rate is impacted by a non-cash adjustment to our IBNR ("Incurred But Not Reported") insurance liability estimate, which was recorded in 4Q18 in conjunction with the transition of certain insurance policies to a new plan. This had no impact on Cash NOI.
(4) Same property portfolio Cash NOI growth for the year-over-year three-month comparison is 2.8% for Core and 7.8% for Transition.

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Full Year NOI Summary

For the twelve months ended December 31, 2019, dollars in thousands

NOI SUMMARY

	NOI			SPP NOI		
	Real Estate Revenues	Operating Expenses	NOI[1]	SPP Real Estate Revenues	SPP Operating Expenses	SPP NOI
Wholly-Owned						
Senior housing triple-net	$ 199,441	$ (4,565)	$ 194,876	$ 90,212	$ (170)	$ 90,042
SHOP	725,171	(565,713)	159,458	119,874	(87,637)	32,237
Total Senior housing	$ 924,612	$ (570,278)	$ 354,334	$ 210,086	$ (87,807)	$ 122,279
Life science	440,784	(107,472)	333,312	293,400	(69,422)	223,978
Medical office	571,530	(201,538)	369,992	478,185	(162,901)	315,284
Other	50,612	(82)	50,530	49,103	(95)	49,008
	$ 1,987,539	**$ (879,370)**	**$ 1,108,168**	**$ 1,030,775**	**$ (320,226)**	**$ 710,549**

CASH NOI SUMMARY

	Cash NOI			SPP Cash NOI		
	Cash Real Estate Revenues	Cash Operating Expenses	Cash NOI[1]	SPP Cash Real Estate Revenues	SPP Cash Operating Expenses	SPP Cash NOI
Wholly-Owned						
Senior housing triple-net	$ 200,917	$ (3,316)	$ 197,601	$ 89,030	$ (114)	$ 88,916
SHOP	728,482	(566,152)	162,330	119,996	(87,637)	32,359
Total Senior housing	$ 929,400	$ (569,468)	$ 359,931	$ 209,026	$ (87,751)	$ 121,275
Life science	418,612	(107,420)	311,192	291,400	(69,370)	222,030
Medical office	561,902	(197,787)	364,115	471,320	(160,479)	310,841
Other	51,955	(82)	51,873	50,446	(95)	50,351
	$ 1,961,869	**$ (874,757)**	**$ 1,087,111**	**$ 1,022,192**	**$ (317,696)**	**$ 704,497**

TWELVE-MONTH SPP

				Year-Over-Year			
				Occupancy		Growth	
	Property Count	% of Total SPP based on Cash NOI	SPP % of Segment based on Cash NOI	4Q19	4Q18	SPP NOI	SPP Cash NOI
Senior housing triple-net	59	13	45	86.4%	87.7%	5.2%	2.4%
SHOP	21	5	20	87.6%	87.3%	4.5%	(1.0%) [2][3]
Total Senior housing	80	17	34			5.0%	1.5% [3]
Life science	93	32	71	96.6%	96.1%	5.7%	6.2%
Medical office	227	44	85	92.9%	93.2%	2.6%	3.0%
Other	11	7	97	51.8%	50.8%	1.3%	2.6%
Total	**411**	**100**	**65**			**3.8%**	**3.7%** [3]

(1) NOI and Cash NOI include $24.7 million attributable to noncontrolling interests, excluding DownREITS.
(2) Same property portfolio Cash NOI growth for the year-over-year twelve-month comparison is 5.2% for Core and (5.7%) for Transition.
(3) Full year SPP for SHOP, Total Senior housing and total portfolio would have been (4.5%), (0.9%), and 3.0%, respectively, if the properties contributed to the SWF SH JV had remained in SPP at 100%.

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Property Count Reconciliations

As of December 31, 2019

PROPERTY COUNT RECONCILIATION

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Prior Quarter Total Property Count	**92**	**139**	**131**	**267**	**111**	**740**
Acquisitions	—	—	1	1	—	2
Assets sold	—	(7)	—	(4)	(71)	(82)
Senior housing triple-net to SHOP conversions	(2)	2	—	—	—	—
Assets contributed to joint venture	—	(19)	—	—	19	—
New developments	—	—	2	3	—	5
Current Quarter Total Property Count	**90**	**115**	**134**	**267**	**59**	**665**
Unconsolidated JVs	—	—	—	—	(48)	(48)
Acquisitions	—	(17)	(11)	(1)	—	(29)
Assets in Development	—	—	(11)	(7)	—	(18)
Assets in Redevelopment	—	(7)	(3)	(3)	—	(13)
Assets held for sale	(27)	(28)	—	(2)	—	(57)
Senior housing triple-net to SHOP conversions[1]	(4)	(34)	—	—	—	(38)
Completed Developments and Redevelopments - not Stabilized	—	—	(12)	(5)	—	(17)
Assets impacted by casualty event	—	—	(1)	—	—	(1)
Three-Month SPP Property Count	**59**	**29**	**96**	**249**	**11**	**444**
Senior housing triple-net to SHOP conversions	—	(8)	—	—	—	(8)
Acquisitions	—	—	—	(13)	—	(13)
Completed Developments and Redevelopments - not Stabilized	—	—	(3)	(9)	—	(12)
Twelve-Month SPP Property Count	**59**	**21**	**93**	**227**	**11**	**411**

SEQUENTIAL SPP

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Prior Quarter Three-Month SPP Property Count	**72**	**48**	**96**	**236**	**11**	**463**
Acquisitions	—	3	—	13	—	16
Assets held for sale	(7)	(6)	—	—	—	(13)
Senior housing triple-net to SHOP conversions	(6)	—	—	—	—	(6)
Contributed to joint venture[2]	—	(16)	—	—	—	(16)
Current Quarter Three-Month SPP Property Count	**59**	**29**	**96**	**249**	**11**	**444**

(1) Senior housing triple-net represents properties for which an agreement has been reached to convert to SHOP.
(2) Of the nineteen properties contributed to the SWF SH JV, three are not in our SPP population as two are in Redevelopment and one is not Stabilized following a Development.

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Capitalization

Dollars and shares in thousands, except price per share data

TOTAL CAPITALIZATION

	December 31, 2019				
	Shares		Value		Total Value
Common stock (NYSE: PEAK)	505,222	$	34.47	$	17,415,002
Convertible partnership (DownREIT) units	7,445		34.47		256,629
Total Market Equity	**512,667**			**$**	**17,671,631**
Consolidated Debt					6,383,902
Total Market Equity and Consolidated Debt	**512,667**			**$**	**24,055,533**
Share of unconsolidated JV debt					348,761
Total Market Equity and Enterprise Debt	**512,667**			**$**	**24,404,294**

COMMON STOCK AND EQUIVALENTS

		Weighted Average Shares Three Months Ended December 31, 2019				Weighted Average Shares Twelve Months Ended December 31, 2019			
	Shares Outstanding December 31, 2019	Diluted EPS	Diluted NAREIT FFO	Diluted FFO as Adjusted	Diluted FAD	Diluted EPS	Diluted NAREIT FFO	Diluted FFO as Adjusted	Diluted FAD
Common stock	505,222	497,116	497,116	497,116	497,116	486,255	486,255	486,255	486,255
Common stock equivalent securities:									
Restricted stock units[(1)]	1,700	396	396	396	396	296	296	296	296
Dilutive impact of options	22	22	22	22	22	13	13	13	13
Equity forward agreements[(2)]	—	2,959	2,959	2,959	2,959	2,771	2,771	2,771	2,771
Convertible partnership (DownREIT) units	7,445	—	5,524	5,524	5,524	—	5,000	5,000	5,000
Total common stock and equivalents	**514,389**	**500,493**	**506,017**	**506,017**	**506,017**	**489,335**	**494,335**	**494,335**	**494,335**

(1) The weighted average shares represent the current dilutive impact, using the treasury stock method, of 1.7 million restricted stock units outstanding as of December 31, 2019.

(2) Represents the current dilutive impact of 30.4 million shares of common stock under forward sales agreements that have not been settled as of December 31, 2019. Based on the forward price of each agreement as of December 31, 2019, issuance of all 30.4 million shares would result in approximately $1.00 billion of net proceeds.

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Indebtedness and Ratios

As of December 31, 2019, dollars in thousands

DEBT MATURITIES AND SCHEDULED PRINCIPAL REPAYMENTS (AMORTIZATION)

	Bank LOC & Commercial Paper[1]	Term Loan[2]	Senior Unsecured Notes		Mortgage Debt		Consolidated Debt	Share of Unconsolidated JV Debt		Enterprise Debt	
			Amounts	Rates %[3]	Amounts	Rates %[3]		Amounts[4]	Rates %[3]	Amounts	Rates %[3]
2020	$ 93,000	$ —	$ —	—	$ 4,132	5.08	$ 97,132	$ 12,119	4.24	$ 109,251	2.26
2021	—	—	—	—	11,821	5.26	11,821	74,172	4.46	85,993	4.55
2022	—	—	300,000	3.37	3,886	—	303,886	35,000	4.47	338,886	3.48
2023	—	—	550,000	4.37	4,069	—	554,069	4,053	3.96	558,122	4.37
2024	—	250,000	1,150,000	4.17	4,247	—	1,404,247	935	—	1,405,182	3.92
2025	—	—	1,350,000	3.93	4,463	—	1,354,463	18,911	3.87	1,373,374	3.93
2026	—	—	650,000	3.39	4,675	—	654,675	942	—	655,617	3.39
2027	—	—	—	—	36,457	4.22	36,457	945	—	37,402	4.22
2028	—	—	—	—	70,020	3.87	70,020	35,304	3.77	105,324	3.84
2029	—	—	650,000	3.65	2,371	—	652,371	105	—	652,476	3.63
Thereafter	—	—	1,050,000	4.20	118,103	4.18	1,168,103	2,603	3.90	1,170,706	4.20
	$ 93,000	**$ 250,000**	**$ 5,700,000**		**$ 264,244**		**$ 6,307,244**	**$ 185,089**		**$ 6,492,333**	
Other Debt[5]	—	—	—		—		84,771	164,543		249,314	
(Discounts), premium and debt costs, net	—	(1,058)	(52,007)		12,663		(40,402)	(871)		(41,273)	
	$ 93,000	**$ 248,942**	**$ 5,647,993**		**$ 276,907**		**$ 6,351,613**	**$ 348,761**		**$ 6,700,374**	
Mortgage debt on assets held for sale[6]	—	—	—		32,289		32,289	—		32,289	
	$ 93,000	**$ 248,942**	**$ 5,647,993**		**$ 309,196**		**$ 6,383,902**	**$ 348,761**		**$ 6,732,663**	
Weighted average interest rate %	2.04	2.79	3.94		4.09 [7]		3.87	4.23		3.88 [7]	
Weighted average maturity in years	—	4.4	6.9		12.5 [7]		6.9	3.9		6.9 [7][8]	

(1) Includes $93 million of commercial paper borrowings at December 31, 2019. The Company has a $2.5 billion unsecured revolving line of credit facility, which matures on May 23, 2023 and contains two six-month extension options. It accrues annual interest at LIBOR plus 82.5 basis points and incurs an annual facility fee of 15 basis points, based on our current unsecured credit rating.
(2) The Company has a $250 million term loan, which matures on May 23, 2024. It accrues annual interest at LIBOR plus 90 basis points, based on our current unsecured credit rating.
(3) Rates are reported in the year in which the related debt matures.
(4) Reflects pro rata share of mortgage and other debt in our unconsolidated JVs.
(5) Represents non-interest bearing Entrance Fee deposits at certain of our senior housing facilities and demand notes that have no scheduled maturities.
(6) Represents mortgage debt of $32.3 million that matures in 2026, 2028 and 2044 on assets held for sale.
(7) Excludes the impact of mortgage debt held for sale.
(8) If the commercial paper were refinanced using the bank line of credit, the weighted average maturity of our Enterprise Debt would have been 7.0 years.

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Indebtedness and Ratios

As of December 31, 2019, dollars in thousands, includes our pro rata share of unconsolidated JVs

DEBT STRUCTURE

					Weighted Average	
			Balance	% of Total	Rates %	Years to Maturity
Secured	Fixed rate	$	310,193	5	4.13	11.3
	Floating rate		139,140	2	4.23	2.6
	Combined	**$**	**449,333**	**7**	**4.16**	**8.6**
Unsecured	Fixed rate		5,793,000	89	3.91	6.8
	Floating rate		250,000	4	2.79	4.4
	Combined	**$**	**6,043,000**	**93**	**3.86**	**6.7**
Total	Fixed rate		6,103,193	94	3.92	7.0
	Floating rate		389,140	6	3.30	3.7
	Combined	**$**	**6,492,333**	**100**	**3.88**	**6.9**
	Other Debt[1]		249,314			
	(Discounts), premiums and debt costs, net		(41,273)			
		$	**6,700,374**			
	Mortgage debt on assets held for sale[2]		32,289			
	Enterprise Debt	**$**	**6,732,663**			

FINANCIAL COVENANTS[3]

	Bank Line of Credit	
	Requirement	Actual Compliance
Leverage Ratio	No greater than 60%	38%
Secured Debt Ratio	No greater than 40%	4%
Unsecured Leverage Ratio	No greater than 60%	42%
Fixed Charge Coverage Ratio (12 months)	No less than 1.50x	4.0x
Tangible Net Worth ($ billions)	No less than $7.0B	$9.9B

CREDIT RATINGS (SENIOR UNSECURED DEBT)

Moody's	Baa1 (Stable)
S&P Global	BBB+ (Stable)
Fitch	BBB+ (Stable)

(1) Represents non-interest bearing Entrance Fee deposits at certain of our senior housing facilities and demand notes that have no scheduled maturities.
(2) Represents mortgage debt of $32.3 million that matures in 2026, 2028 and 2044 on assets held for sale.
(3) Calculated based on the definitions contained in the credit agreement, which may differ from similar terms used in our consolidated financial statements as provided in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

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Investment Summary

For the three and twelve months ended December 31, 2019, dollars and square feet in thousands

INVESTMENT SUMMARY

	MSA	Date	Capacity	Property Count	Property Type	Three Months Ended December 31, 2019	Twelve Months Ended December 31, 2019
ACQUISITIONS							
87/101 CambridgePark Drive[1]	Boston, MA	January	64 Sq. Ft.	1	Life science	$ —	$ 91,500
Discovery	Various	April	1,242 Units	9	SHOP	—	445,000
5525 Medical (Overland Park)	Kansas City, MO	May	38 Sq. Ft.	1	Medical office	—	15,400
Oakmont	Various, CA	May	200 Units	3	SHOP	—	112,915
Sierra Point Towers	San Francisco, CA	June	427 Sq. Ft.	2	Life science	—	245,000
Solana Preserve Vintage Park[2]	Houston, TX	June	—	—	SHOP	—	23,874
Oakmont	Various, CA	July	430 Units	5	SHOP	—	284,054
4921 Directors Place	San Diego, CA	July	56 Sq. Ft.	1	Life science	—	16,100
Hartwell Innovation Campus	Boston, MA	July	277 Sq. Ft.	4	Life science	—	228,000
Plaza Medical	Dallas, TX	November	52 Sq. Ft.	1	Medical office	9,200	9,200
35 Cambridge Park Drive	Boston, MA	December	224 Sq. Ft.	1	Life science	332,500	332,500
OTHER INVESTMENTS							
Development fundings						96,002	386,033
Redevelopment fundings						42,424	126,401
Loan fundings/Preferred Equity Investment[3]						53,527	137,883
Lease commissions - Dev/Redev/Acq						3,526	12,414
Total				**28**		**$ 537,179**	**$ 2,466,274**

(1) Includes a ground leasehold interest and associated development rights on a land site directly adjacent to 87 CambridgePark Drive for $20.5 million that we acquired in February 2019.
(2) In June 2019, we acquired the outstanding equity interest in a senior housing joint venture (holding one building) for $24 million, bringing our equity ownership to 100%.
(3) Includes fundings under the $115 million participating development loan for the construction of 620 Terry (Murano Senior Living), a $147 million senior housing development located in Seattle.


Discovery Village at Castle Hills
Lewisville, TX

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Investment Summary

As of and for the year ended December 31, 2019, dollars and square feet in thousands

ASSETS HELD FOR SALE

Property Type	Capacity	Property Count		Projected Sales Price	Trailing Cash Yield[(1)]
SHOP	2,385 Units	28	$	243,017	
Senior housing triple-net[(2)]	2,740 Units	27		456,126	
Medical office	117 Sq. Ft.	2		6,820	
Total		**57**	**$**	**705,963**	**7.6%**

DISPOSITIONS

	Date	Capacity	Property Count	Property Type		Sales Price/ Proceeds	Trailing Cash Yield[(1)]
Las Vegas, NV	January	152 Units	1	SHOP	$	11,764	
Various, RI	January	375 Units	3	SHOP		34,125	
Poway, CA	January	26 Acres	—	Life science		35,400	
Abingdon, VA	January	73 Units	1	Senior housing		15,800	
Various, CA	February	205 Units	4	SHOP		15,700	
Mount Vernon, IL	February	112 Units	1	SHOP		6,000	
Franklin, NC	February	42 Units	1	Senior housing		10,300	
Dallas, TX	April	62 Sq. Ft.	2	Medical office		4,341	
Miami, FL	May	108 Units	1	SHOP		13,908	
Greenville, SC	May	8 Sq. Ft.	1	Medical office		1,200	
Salt Lake City, UT	May	36 Sq. Ft.	1	Life science		7,000	
Various, MD & TX	June	121 Sq. Ft.	2	Medical office		9,500	
Miami, FL	July	48 Sq. Ft.	1	Medical office		3,000	
Miami, FL	August	180 Units	1	SHOP		7,000	
Various (Prime Care)	September	1,467 Units	13	Senior housing		274,000	
Various (TX & VA)	October	240 Beds	2	Other		18,500	
Ogden, UT	November	13 Sq. Ft.	1	Medical office		1,300	
Baton Rouge, LA	November	42 Beds	1	Other		4,500	
Various (TX, FL, WA, MI)	December	756 Units	7	SHOP		91,715	
Various (OH & SC)	December	50 Sq. Ft.	3	Medical office		3,625	
Various, UK[(3)]	December	3,542 Beds	68	Other		91,140	
SWF SH JV partnership formation[(4)]	December	N/A	N/A	SHOP		367,350	
Total			**115**		**$**	**1,027,168**	**7.0%**

(1) Represents the average yield calculated using Cash NOI for the twelve month period prior to sale for dispositions and for the twelve month period ended December 31, 2019 for assets held for sale.
(2) Includes eighteen Brookdale properties for $405 million.
(3) Represents £69.7 million at the transaction date exchange rate of 1.3073.
(4) Sales price of $367.4 million represents 46.5% share of the $790 million JV formed in December 2019.

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Developments

As of December 31, 2019, dollars and square feet in thousands

DEVELOPMENT PROJECTS IN PROCESS

Project	MSA	Property Count	CIP[1]	Cost to Complete[1]	Total at Completion	Total Project Capacity (Sq. Ft.)	% of Total Project Leased	Project Start	Actual / Estimated Occupancy Initial	Actual / Estimated Occupancy Stabilized[2]
Wholly-Owned										
Life Science										
Sorrento Summit	San Diego, CA	1	$ 14,477	$ 4,123	$ 18,600	28	100	3Q17	1Q20	1Q20
The Shore at Sierra Point - Phase I	San Francisco, CA	2	214,283	27,947	242,230	222	100	4Q17	1Q20	1Q20
The Cove at Oyster Point - Phase IV	San Francisco, CA	1	91,009	20,381	111,390	164	100	2Q18	1Q20	1Q20
Ridgeview[3]	San Diego, CA	1	16,004	1,932	17,936	81	100	2Q16	2Q20	2Q20
75 Hayden	Boston, MA	1	74,828	85,387	160,215	214	57	2Q18	4Q20	1Q22
The Boardwalk[4]	San Diego, CA	3	50,411	113,874	164,285	190	—	4Q19	2Q21	4Q22
The Shore at Sierra Point - Phase II	San Francisco, CA	2	99,424	221,993	321,417	298	61	4Q18	3Q21	1Q22
The Shore at Sierra Point - Phase III	San Francisco, CA	1	21,712	71,802	93,514	103	—	4Q18	1Q22	2Q22
		12	**$ 582,149**	**$ 547,438**	**$1,129,587**	**1,300**	**62**			
Medical Office[3]										
Lee's Summit	Kansas City, MO	1	$ 7,557	$ 8,474	$ 16,031	52	50	2Q19	2Q20	2Q22
Ogden	Ogden, UT	1	6,833	11,355	18,188	70	66	2Q19	2Q20	3Q22
Brentwood	Nashville, TN	1	10,332	26,868	37,200	119	49	2Q19	3Q20	4Q22
Oak Hill	Tampa, FL	1	782	11,518	12,300	42	51	3Q19	4Q20	1Q22
Orange Park	Jacksonville, FL	1	347	16,223	16,570	63	48	4Q19	1Q21	1Q23
Centennial	Nashville, TN	1	85	48,746	48,831	172	45	4Q19	2Q21	2Q23
Raulerson	Miami, FL	1	89	16,446	16,535	52	54	4Q19	3Q21	3Q23
		7	**$ 26,024**	**$ 139,631**	**$ 165,655**	**570**	**50**			
		19	**$ 608,173**	**$ 687,069**	**$1,295,242**	**1,870**	**58**			

Projected stabilized yields typically range from 6.0% - 8.0%

(1) Includes lease commissions incurred to date and projected lease commissions through Stabilization.
(2) Economic stabilization typically occurs three to six months following Stabilized occupancy.
(3) During the quarter, one building at Ridgeview totaling 71,000 square feet and the Grand Strand project totaling 90,000 square feet were completed and placed into service.
(4) The Boardwalk includes the redevelopment of 10275 Science Center Drive. CIP includes land and the net book value of the redeveloped building upon commencement of the project totaling $34 million.

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Redevelopments and Land Held for Development[1]

As of December 31, 2019, dollars and square feet in thousands

REDEVELOPMENT PROJECTS IN PROCESS

					Incremental Costs				
Project[2]	**MSA**	**Property Type**	**Property Count**	**Placed in Service**	**CIP[3]**	**Cost to Complete[3]**	**Total**	**Project Start**	**Estimated Completion Date[4]**
Wholly-Owned									
Various SHOP	Various	SHOP	7	$ —	$ 24,423	$ 25,677	$ 50,100	2Q18 - 2Q19	1Q20 - 4Q20
Swedish IV	Denver, CO	Medical office	1	906	2,955	3,841	7,702	1Q19	1Q20
10410 Science Center Drive	San Diego, CA	Life science	1	—	10,370	17,970	28,340	1Q19	1Q20
Kendall Atrium	Miami, FL	Medical office	1	470	312	7,946	8,728	3Q19	4Q20
6965 Lusk	San Diego, CA	Life science	1	—	11,482	11,546	23,028	3Q19	1Q20
Plaza Medical	Dallas, TX	Medical office	1	—	50	4,127	4,177	4Q19	4Q20
			12	**$ 1,376**	**$ 49,592**	**$ 71,107**	**$ 122,075**		

Projected stabilized cash-on-cash return on incremental capital invested typically ranges from 9.0% to 12.0%

LAND HELD FOR DEVELOPMENT

Project	**MSA**	**Property Type**	**Gross Site Acreage**	**Estimated Rentable Sq. Ft.**	**Investment to Date**
Wholly-Owned					
Forbes Research Center	San Francisco, CA	Life science	8	326	$ 54,220
Modular Labs III	San Francisco, CA	Life science	2	106	12,241
Directors Place	San Diego, CA	Life science	4	150	7,857
101 CambridgePark Drive	Boston, MA	Life science	1	N/A	22,564
Sunrise Tower 2	Las Vegas, NV	Medical office	1	N/A	2,305
Remaining	Various	Various	1	N/A	946
			17	**582**	**$ 100,133**

(1) Redevelopments are excluded from SPP until they are Stabilized. See Glossary for further definition.
(2) During the quarter, St Matthews I was completed and placed in service. 10275 Science Center Drive was reflected in redevelopment in prior quarter and is now included in the Boardwalk development on the previous page.
(3) Includes lease commissions incurred to date and projected lease commissions through Stabilization. See Glossary for further definition.
(4) Excludes the completion of tenant improvements.

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Capital Expenditures

For the three and twelve months ended December 31, 2019, dollars in thousands, except per unit/square foot

FOURTH QUARTER	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Wholly-Owned						
Recurring capital expenditures	$ 470	$ 8,639	$ 5,471	$ 9,275	$ —	$ 23,855
Tenant improvements - 2nd generation	—	—	2,597	8,703	450	11,750
Lease commissions - 2nd generation(1)	—	—	6,553	3,846	—	10,399
FAD capital expenditures	**$ 470**	**$ 8,639**	**$ 14,621**	**$ 21,824**	**$ 450**	**$ 46,004**
Revenue enhancing capital expenditures	3,491	14,205	1,940	3,329	—	22,964
Casualty related capital expenditures	69	2,230	—	—	—	2,299
Initial Capital Expenditures ("ICE")	—	593	838	2,249	—	3,680
Tenant improvements - 1st generation	—	—	11,761	5,917	—	17,679
Lease commissions - Dev/Redev/Acq(2)	—	—	3,548	(22)	—	3,526
Development	—	—	79,564	16,438	—	96,002
Redevelopment	—	16,058	23,047	3,319	—	42,424
Capitalized interest	—	309	6,966	355	—	7,630
Total capital expenditures	**$ 4,030**	**$ 42,033**	**$ 142,285**	**$ 53,410**	**$ 450**	**$ 242,208**
Recurring capital expenditures per unit/sq. ft.	(3)	$549 per Unit	$0.68 per Sq. Ft.	$0.45 per Sq. Ft.		
TWELVE MONTHS						
Wholly-Owned						
Recurring capital expenditures	$ 1,341	$ 21,276	$ 9,166	$ 19,441	$ —	$ 51,224
Tenant improvements - 2nd generation	—	—	8,259	21,296	450	30,005
Lease commissions - 2nd generation(1)	—	—	15,188	12,427	—	27,615
FAD capital expenditures	**$ 1,341**	**$ 21,276**	**$ 32,613**	**$ 53,165**	**$ 450**	**$ 108,844**
Revenue enhancing capital expenditures	4,852	29,525	5,551	7,108	—	47,037
Casualty related capital expenditures	468	6,691	—	—	—	7,159
ICE	—	1,214	1,117	3,653	—	5,984
Tenant improvements - 1st generation	—	—	28,343	19,249	—	47,592
Lease commissions - Dev/Redev/Acq(4)	—	—	11,345	1,069	—	12,414
Development	—	—	335,209	50,824	—	386,033
Redevelopment	—	31,461	73,135	21,804	—	126,401
Capitalized interest	—	707	27,832	1,570	—	30,109
Total capital expenditures	**$ 6,662**	**$ 90,874**	**$ 515,144**	**$ 158,443**	**$ 450**	**$ 771,574**
Recurring capital expenditures per unit/sq. ft.	(3)	$1,454 per Unit	$1.22 per Sq. Ft.	$0.94 per Sq. Ft.		

(1) Excludes lease commissions on Development, Redevelopment, and 1st generation recently acquired vacant space.
(2) Includes lease commissions on Development and Redevelopment of $2.6 million and $0.9 million, respectively.
(3) Senior housing triple-net per unit is not presented as it is not meaningful.
(4) Includes lease commissions on Development, Redevelopment, and 1st generation recently acquired space of $5.5 million, $6.7 million, and $0.2 million, respectively.

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Portfolio Diversification As of and for the quarter ended December 31, 2019, dollars in thousands, includes our pro rata share of unconsolidated JVs PORTFOLIO INCOME BY MSA Property Senior Housing Medical MSA Count(1) Triple-net SHOP Life Science Office Other Total % of Total San Francisco, CA 82 $ 1,443 $ 2,934 $ 59,312 $ 822 $ — $ 64,510 22 Dallas, TX 38 1,794 1,512 — 15,763 1,427 20,496 7 San Diego, CA 39 — 735 14,650 2,312 — 17,697 6 Houston, TX 33 385 4,863 — 10,171 348 15,767 5 Los Angeles, CA 14 2,045 3,668 — 1,242 3,834 10,789 4 Denver, CO 18 2,222 1,739 — 5,485 — 9,446 3 Boston, MA 11 — 963 7,555 (77) — 8,441 3 Seattle, WA 12 1,439 (50) — 6,284 — 7,674 3 Washington, DC 17 2,541 3,159 — 1,094 — 6,794 2 Philadelphia, PA 6 2,474 559 — 3,268 — 6,301 2 Remaining 329 25,372 24,666 3,196 45,168 7,211 105,613 36 Cash NOI 599 $ 39,715 $ 44,749 $ 84,714 $ 91,531 $ 12,819 $ 273,528 92 Interest income — — — — — 2,976 2,976 1 Share of Unconsolidated JVs 48 — — — — 20,765 20,765 7 Portfolio Income 647 $ 39,715 $ 44,749 $ 84,714 $ 91,531 $ 36,560 $ 297,269 100 (1) Excludes eighteen properties in development. 27 Return to TOC

Portfolio Diversification

As of and for the quarter ended December 31, 2019, dollars in thousands, includes our pro rata share of unconsolidated JVs

PORTFOLIO INCOME BY OPERATOR/TENANT

	Tenant/Credit Exposure							SHOP/Operator Exposure				
Operator/Tenant	**Property Count[1]**	**Senior Housing Triple-net**	**Life Science**	**Medical Office**	**Other**	**Total**	**% of Portfolio Income**	**Property Count[1]**	**SHOP**	**Other**	**Total**	**% of Portfolio Income**
Brookdale Senior Living	43	$ 19,101	$ —	$ —	$ —	$ 19,101	7	38	$ 9,431	$ 14,846	$ 24,276	8
Hospital Corp of America ("HCA")[2]	90	—	—	20,924	—	20,924	7	—	—	—	—	—
Sunrise Senior Living	2	6,157	—	—	—	6,157	2	40	12,767	—	12,767	4
Amgen[3]	7	—	13,379	—	—	13,379	5	—	—	—	—	—
Oakmont Senior Living	—	—	—	—	—	—	—	12	9,151	—	9,151	3
Remaining	347	14,457	71,334	70,607	20,601	177,000	59	68	13,401	1,113	14,514	5
Portfolio Income	**489**	**$ 39,715**	**$ 84,714**	**$ 91,531**	**$ 20,601**	**$ 236,561**	**80**	**158**	**$ 44,749**	**$ 15,959**	**$ 60,708**	**20**

PRO FORMA PORTFOLIO INCOME BY OPERATOR/TENANT[4]

	Tenant/Credit Exposure							SHOP/Operator Exposure				
Operator/Tenant	**Property Count[1]**	**Senior Housing Triple-net**	**Life Science**	**Medical Office**	**Other**	**Total**	**% of Portfolio Income**	**Property Count[1]**	**SHOP**	**Other[5]**	**Total**	**% of Portfolio Income**
Life Care Services	—	$ —	$ —	$ —	$ —	$ —	—	17	$ 901	$ 27,238	$ 28,139	10
Hospital Corp of America ("HCA")[2]	90	—	—	20,924	—	20,924	7	—	—	—	—	—
Sunrise Senior Living	—	—	—	—	—	—	—	34	19,236	—	19,236	7
Brookdale Senior Living	24	10,363	—	—	—	10,363	4	19	—	6,133	6,133	2
Amgen[3]	7	—	13,379	—	—	13,379	5	—	—	—	—	—
Remaining	332	10,156	73,364	69,910	16,982	170,412	58	62	22,150	1,113	23,264	8
Portfolio Income	**453**	**$ 20,519**	**$ 86,743**	**$ 90,834**	**$ 16,982**	**$ 215,078**	**74**	**132**	**$ 42,288**	**$ 34,484**	**$ 76,771**	**26**

(1) Excludes eighteen properties in development.
(2) Includes Cash NOI for 1.4M square feet in five properties that are 100% leased to HCA, and 2.9 million square feet in 85 properties partially leased to HCA.
(3) In December 2019 Healthpeak announced a lease amendment and extension with Amgen who currently leases seven properties totaling 684,000 square feet in South San Francisco. The amendment provides Amgen the ability to continue its occupancy at three of its current leased buildings through 2029, while at the same time, providing Amgen flexibility to terminate its occupancy in these buildings at earlier dates subject to advance notice requirements.
(4) Pro forma to reflect the 2019 Brookdale Transaction closed 1/31/20 and certain other previously announced transactions. Pro forma Portfolio Income is further adjusted to reflect acquisitions, dispositions and operator transitions as if they occurred on the first day of the quarter.
(5) Includes the thirteen CCRCs for which we acquired Brookdale's 51% interest and our share of the Senior Housing Joint Venture.

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Expirations and Maturities

As of December 31, 2019, dollars in thousands

EXCLUDES PURCHASE AND PREPAYMENT OPTIONS

			Annualized Base Rent[1]				
Year	**Total**	**% of Total**	**Senior Housing Triple-net**	**Life Science**	**Medical Office**	**Other**	**Interest Income**
2020[2][3]	$ 120,508	12	$ 7,684	$ 22,230	$ 81,276	$ 8,301	$ 1,016
2021	85,563	9	1,121	29,177	54,448	—	817
2022	106,693	11	—	31,751	54,672	12,374	7,897
2023[4]	98,451	10	9,764	44,557	42,534	—	1,596
2024	94,500	10	—	28,217	43,023	23,260	—
2025	113,705	11	1,932	49,707	62,066	—	—
2026[5]	56,181	6	4,397	24,574	24,317	—	2,894
2027[6]	95,535	10	41,321	38,770	15,444	—	—
2028	67,273	7	13,677	21,498	32,097	—	—
2029	70,917	7	—	58,171	12,746	—	—
Thereafter	81,742	8	23,049	24,132	29,102	5,458	—
Total	**$ 991,068**	**100**	**$ 102,946**	**$ 372,783**	**$ 451,725**	**$ 49,394**	**$ 14,220**
Weighted average maturity in years	5.3		7.6	5.9	4.4	4.0	3.4

MATERIAL NEAR-TERM PURCHASE OPTIONS

Maturity Year	Option Date[7]	Name	MSA	Property Type	Annualized Base Rent[1]	Option Price
2020[8]	2/2020	North Fulton Hospital	Atlanta, GA	Other	$ 8,301	$ 82,040
2024[9]	5/2021	Hoag Hospital Irvine	Los Angeles, CA	Other	14,804	226,200
2026	2/2021	Frost Street	San Diego, CA	Medical office	6,329	Fair market value
2022	2/2022	Frye Regional Medical Center	Hickory, NC	Other	8,409	67,675

(1) Annualized Base Rent does not include tenant recoveries, additional rent in excess of floors, and non-cash revenue adjustments.
(2) Includes month-to-month and holdover leases.
(3) Senior housing triple-net includes $7.4 million related to a four-property master lease with Capital Senior Living for which we have reached an agreement for early termination.
(4) Senior housing triple-net includes $6.9 million related to a two property master lease with Sunrise Senior Living for which we have reached an agreement to transition to SHOP.
(5) Senior housing triple-net includes $4.4 million related to a six-property master lease with Capital Senior Living for which we have reached an agreement for early termination.
(6) Reflects the 2019 Brookdale Transaction in which we agreed to restructure twenty-four senior housing triple net properties into a single master lease expiring on December 31, 2027.
(7) Reflects the earliest point at which the purchase option can be exercised.
(8) Tenant has provided notice of intent to exercise the purchase option effective February 2020.
(9) Tenant has provided notice of intent to exercise the purchase option effective May 2021.

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Triple-Net Master Lease Profile(1)(2)



FACILITY EBITDAR CFC (TRAILING 12 MONTHS ENDED 09/30/2019)
5.00x
1.50x
1.25x
1.00x
0.75x
0.50x
0.25x
0.7%
4.0%
1.5%
1.3%
0.3%
0.1%
2
4
6
8
10
12
25
TERM (YEARS TO EXPIRATION)
INVESTMENT TYPE
Senior Housing - Guaranty
Other - Guaranty
SIZE (Total Cash NOI)
$0.25M
$1.00M
$3.00M

Facility EBITDAR CFC	% of Total Cash NOI and Interest Income	# of Leases/ Data Points	Weighted Average Maturity in Years	Guaranty(3)
Less than 1.0x	1.7	3	7.6	100.0%
1.00x - 1.25x	4.0	1	8.0	100.0%
1.26x - 1.50x	1.5	1	10.7	100.0%
1.51x and above	0.7	1	4.5	100.0%

(1) Excludes properties held for sale or sold, master leases with properties acquired during the period required to calculate CFC, and master leases that include newly completed developments that are not Stabilized. Additionally, excludes a data point representing two Sunrise properties that are planned to convert to SHOP in 2020.

(2) Pro forma to reflect the 2019 Brookdale Transaction. In connection with the agreement twenty-four senior housing triple-net properties were restructured into a single master lease expiring on December 31, 2027. Also, pro forma to exclude two master leases for Capital Senior Living representing fifteen properties, five of which are held for sale, and nine of which are expected to sell but do not yet meet criteria to be classified as held for sale as of December 31, 2019, and one property transitioned to SHOP. Additionally, excludes a data point representing a property for which the tenant has provided notice of intent to exercise their purchase option.

(3) Represents the percentage of total Cash NOI supported by a corporate guaranty.

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Senior Housing Triple-net

As of and for the quarter ended December 31, 2019, dollars in thousands, except REVPOR

INVESTMENTS[1]

Operator	Investment	Cash NOI	Count	Units	Occupancy %	REVPOR Triple-Net	Facility EBITDARM CFC	Facility EBITDAR CFC
Brookdale Senior Living	$ 782,176	$ 19,101	43	4,725	87.8	$ 5,236	1.25x	1.08x
Sunrise Senior Living[2]	86,182	6,157	2	201	N/A	N/A	N/A	N/A
Aegis Senior Living	182,152	4,805	10	702	90.2	9,224	1.44x	1.25x
Capital Senior Living[3]	172,507	4,567	15	1,490	N/A	N/A	N/A	N/A
Harbor Retirement Associates	147,278	3,796	10	910	85.6	5,223	1.03x	0.88x
Remaining	66,775	1,288	10	595	72.4	4,817	0.74x	0.58x
Total[2][3]	**$ 1,437,069**	**$ 39,715**	**90**	**8,623**	**86.3**	**$ 5,854**	**1.22x**	**1.05x**

SAME PROPERTY PORTFOLIO

	4Q18	1Q19	2Q19	3Q19	4Q19
Property count	59	59	59	59	59
Investment	$ 872,922	$ 873,198	$ 873,297	$ 874,048	$ 874,572
Units	5,340	5,341	5,342	5,336	5,337
Occupancy %[2]	87.4	88.2	87.0	86.0	86.3
REVPOR Triple-net[2]	$ 5,775	$ 5,712	$ 5,833	$ 5,861	$ 5,854
Facility EBITDARM CFC[2]	1.35x	1.31x	1.27x	1.25x	1.22x
Facility EBITDAR CFC[2]	1.17x	1.14x	1.09x	1.08x	1.05x
Real Estate Revenues	$ 21,541	$ 21,343	$ 21,832	$ 23,509	$ 23,528
Operating Expenses	(49)	(44)	(44)	(45)	(38)
NOI	**$ 21,492**	**$ 21,300**	**$ 21,788**	**$ 23,464**	**$ 23,490**
Cash Real Estate Revenues	$ 21,996	$ 21,997	$ 22,290	$ 22,302	$ 22,441
Cash Operating Expenses	(35)	(30)	(30)	(31)	(24)
Cash NOI	**$ 21,961**	**$ 21,968**	**$ 22,260**	**$ 22,271**	**$ 22,418**
Year-Over-Year Three-Month SPP Growth					**2.1%**

(1) Properties that are held for sale are included in property count, Investment, Cash NOI, and units, but are excluded from Occupancy, REVPOR Triple-net, and Facility EBITDARM and Facility EBITDAR CFC.

(2) Occupancy, REVPOR Triple-net, Facility EBITDARM and Facility EBITDAR CFC exclude two Sunrise Senior Living properties for which an agreement has been reached to convert to SHOP.

(3) Occupancy, REVPOR Triple-net, Facility EBITDARM and Facility EBITDAR CFC exclude fifteen Capital Senior Living properties that are held for sale or expected to be sold but did not yet meet criteria to be classified as held for sale as of December 31, 2019.

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Senior Housing Triple-net | New Supply

As of and for the quarter ended December 31, 2019, dollars in thousands

NEW SUPPLY ANALYSIS[1]

MSA	Senior Housing Triple-net Portfolio: Units	Senior Housing Triple-net Portfolio: Cash NOI	Senior Housing Triple-net Portfolio: % of Triple-net Cash NOI	Properties/ Units Under Construction[3]	Cash NOI Exposed to New Supply[4]	5-Mile Radius[2]: 5-Year 80+ Population Growth % 2019-2024	5-Mile Radius[2]: 80+ Penetration Rate %	5-Mile Radius[2]: Median Household Income	5-Mile Radius[2]: Median Home Value	5-Mile Radius[2]: Unemployment %
US National Average						*16.5*	*11.9*	*$ 63*	*$ 230*	*3.8*
Washington, DC	79	$ 2,541	6.4	1 / 124	$ 2,155	29.3	10.9	128	483	2.6
Philadelphia, PA	—	2,474	6.2	-- / --	—	5.1	15.7	98	337	3.3
Portland, OR	896	2,340	5.9	3 / 487	454	21.8	26.8	74	369	4.2
Denver, CO	412	2,222	5.6	2 / 241	1,459	18.7	19.1	86	474	3.0
Los Angeles, CA	305	2,045	5.1	1 / 40	508	17.7	7.5	93	701	3.9
Jacksonville, FL	486	2,041	5.1	1 / 328	1,344	24.9	24.1	65	237	2.8
New York, NY	278	1,942	4.9	-- / --	—	13.7	1.4	82	663	4.2
Dallas, TX	632	1,794	4.5	2 / 196	320	25.6	15.6	83	216	3.3
Austin, TX	269	1,621	4.1	-- / --	—	20.6	16.8	82	497	2.7
San Francisco, CA	214	1,443	3.6	-- / --	—	16.9	10.1	125	891	2.7
Sebastian, FL	298	1,441	3.6	-- / --	—	16.1	10.8	62	251	4.2
Seattle, WA	206	1,439	3.6	1 / 106	363	16.1	14.0	107	699	3.1
Providence, RI	276	1,341	3.4	-- / --	—	14.5	10.8	66	340	4.5
Chicago, IL	285	1,306	3.3	-- / --	—	14.2	6.2	73	250	3.7
Charlotte, NC	336	1,107	2.8	-- / --	—	27.1	17.8	75	243	3.4
Tucson, AZ	282	958	2.4	-- / --	—	15.4	32.8	69	325	3.0
Sacramento, CA	272	678	1.7	-- / --	—	14.7	12.1	70	362	4.1
Miami, FL	186	668	1.7	1 / 150	668	12.3	8.0	67	325	3.2
Ventura, CA	84	606	1.5	-- / --	—	17.0	13.1	79	605	3.5
Amarillo, TX	132	581	1.5	-- / --	—	12.9	—	71	169	2.8
Remaining	2,695	9,129	23.0	5 / 572	1,199	19.0	8.8	67	242	3.6
Total	**8,623**	**$ 39,715**	**100.0**	**17 / 2,244**	**$ 8,470**	**16.4**	**10.3**	**$ 81**	**$ 388**	**3.4**
% of Total Cash NOI and Interest Income					**2.8%**					

(1) Includes Cash NOI for two properties that were transitioned to SHOP in December 2019.
(2) Demographic data provided by StratoDem Analytics for 2019. Construction and supply data provided by National Investment Center for Senior Housing and Care ("NIC") for the quarter ended December 31, 2019. Data reflects a 5-mile radius around each community and is weighted by Cash NOI. See Glossary for further discussion.
(3) Represents the number of properties and units with similar care types that are under construction.
(4) Represents total Cash NOI exposed to new construction and material expansions.

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SHOP(1)

As of and for the quarter ended December 31, 2019, dollars in thousands, except REVPOR

INVESTMENTS

	Property Count	Investment	Cash NOI	Units	Occupancy %	REVPOR SHOP
Operator						
Sunrise Senior Living	40	$ 1,211,814	$ 12,767	4,797	84.0	$ 7,355
Brookdale Senior Living	4	35,169	9,431	301	N/A	N/A
Oakmont Senior Living	12	574,891	9,151	1,049	92.9	8,016
Atria Senior Living	27	549,101	6,339	3,539	88.9	4,225
Discovery Senior Living	9	447,581	2,741	1,242	77.2	4,394
Remaining	23	468,577	4,321	2,248	83.2	5,508
Total	**115**	**$ 3,287,133**	**$ 44,749**	**13,176**	**84.9**	**$ 6,091**

TOTAL OPERATING PORTFOLIO

	4Q18	1Q19	2Q19	3Q19	4Q19
Property count	93	102	135	139	115
Investment	$ 2,228,265	$ 2,556,785	$ 3,634,908	$ 3,907,751	$ 3,287,133
Units	11,714	12,813	16,049	16,248	13,176
Occupancy %	82.9	82.5	81.9	83.2	84.9
REVPOR SHOP	$ 4,259	$ 4,586	$ 4,927	$ 5,330	$ 6,091
Real Estate Revenues	$ 127,909	$ 126,181	$ 177,001	$ 212,275	$ 209,714
Operating Expenses before Management Fee	(98,305)	(90,724)	(130,085)	(157,051)	(157,321)
Management Fee	(6,313)	(6,224)	(7,375)	(9,150)	(7,783)
NOI	**$ 23,292**	**$ 29,233**	**$ 39,542**	**$ 46,074**	**$ 44,610**
Cash Real Estate Revenues	$ 127,950	$ 127,149	$ 178,129	$ 213,232	$ 209,972
Cash Operating Expenses before Management Fee	(95,115)	(90,541)	(130,372)	(157,269)	(157,440)
Management Fee	(6,313)	(6,224)	(7,375)	(9,150)	(7,783)
Cash NOI	**$ 26,522**	**$ 30,385**	**$ 40,382**	**$ 46,814**	**$ 44,749**
Cash NOI Margin %	20.7	23.9	22.7	22.0	21.3

(1) Properties that are held for sale are included in property count, Investment, Cash NOI, and units, but are excluded from Occupancy and REVPOR SHOP.

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SHOP | MSA

As of and for the quarter ended December 31, 2019, dollars in thousands, except REVPOR

OPERATING PORTFOLIO METRICS

MSA	Investment[1]	Cash NOI[1]	% of SHOP Cash NOI	Units[2] AL	Units[2] IL	Occupancy %	REVPOR SHOP[2] AL	REVPOR SHOP[2] IL
Houston, TX	$ 17,760	$ 4,863	10.9	224	—	85.1	$ 4,304	$ —
New York, NY	199,922	3,954	8.8	639	—	87.3	8,149	—
Los Angeles, CA	282,089	3,668	8.2	523	—	87.4	9,277	—
Washington, DC	377,272	3,159	7.1	1,405	100	80.9	7,456	—
San Francisco, CA	134,952	2,934	6.6	273	—	98.1	8,580	—
Chicago, IL	137,387	2,077	4.6	250	389	85.2	6,112	3,644
Denver, CO	—	1,739	3.9	—	—	N/A	—	—
Baltimore, MD	130,232	1,703	3.8	463	—	83.4	6,597	—
Dallas, TX	77,249	1,512	3.4	85	391	77.2	3,440	2,965
Sacramento, CA	97,416	1,318	2.9	158	—	95.4	7,981	—
Riverside, CA	76,652	1,190	2.7	312	—	93.2	6,000	—
Miami, FL	193,386	1,141	2.5	1,026	—	89.8	5,003	—
San Jose, CA	51,695	1,122	2.5	66	—	97.8	10,584	—
Memphis, TN	—	1,084	2.4	—	—	N/A	—	—
Boston, MA	58,745	963	2.2	177	—	83.4	7,393	—
Sarasota, FL	79,868	887	2.0	126	164	92.4	4,478	—
Melbourne, FL	75,818	792	1.8	—	163	95.3	—	4,799
Killeen, TX	60,995	782	1.7	—	231	83.6	—	5,424
Phoenix, AZ	43,162	780	1.7	—	210	88.3	—	3,933
Atlanta, GA	95,462	766	1.7	454	24	82.0	5,041	—
Remaining	1,097,071	8,313	18.6	4,466	857	82.4	6,284	3,683
Total	**$ 3,287,133**	**$ 44,749**	**100.0**	**10,647**	**2,529**	**84.9**	**$ 6,666**	**$ 3,908**

(1) Investment excludes and Cash NOI includes nineteen properties that were contributed to our SWF SH JV in December 2019.
(2) Units and REVPOR SHOP are based on the majority type within each community. AL includes needs-based care, such as memory care.

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SHOP | Same Property Portfolio

Dollars in thousands, except REVPOR

CORE

		4Q18		1Q19		2Q19		3Q19		4Q19	Sequential Growth	Year-Over-Year Growth
Property count		11		11		11		11		11	—	—
Investment	$	254,594	$	255,067	$	255,894	$	257,045	$	258,519	0.6 %	1.5 %
Units		1,021		1,020		1,021		1,021		1,021	— %	— %
Occupancy %		87.1		86.0		88.0		89.0		87.6	-140 bps	50 bps
REVPOR SHOP	$	5,290	$	5,384	$	5,386	$	5,420	$	5,401	(0.4%)	2.1 %
Real Estate Revenues	$	14,129	$	14,157	$	14,479	$	14,780	$	14,501	(1.9%)	2.6 %
Operating Expenses before Management Fee		(10,344)		(10,048)		(10,066)		(10,204)		(9,919)	(2.8%)	(4.1)%
Management Fee		(704)		(706)		(728)		(740)		(726)	(1.9%)	3.1 %
NOI	**$**	**3,081**	**$**	**3,403**	**$**	**3,685**	**$**	**3,835**	**$**	**3,856**	**0.5%**	**25.2%** (1)
Cash Real Estate Revenues	$	14,112	$	14,176	$	14,520	$	14,779	$	14,490	(2.0%)	2.7 %
Cash Operating Expenses before Management Fee		(9,669)		(10,048)		(10,066)		(10,204)		(9,919)	(2.8%)	2.6 %
Management Fee		(704)		(706)		(728)		(740)		(726)	(1.9%)	3.1 %
Cash NOI	**$**	**3,740**	**$**	**3,422**	**$**	**3,726**	**$**	**3,834**	**$**	**3,844**	**0.3%**	**2.8%** (2)
Cash NOI Margin %		26.5		24.1		25.7		25.9		26.5	0.6%	—%

TRANSITION[3]

		4Q18		1Q19		2Q19		3Q19		4Q19	Sequential Growth	Year-Over-Year Growth
Property count		18		18		18		18		18	—	—
Investment	$	394,427	$	393,514	$	395,354	$	398,521	$	393,628	(1.2%)	(0.2)%
Units		2,346		2,347		2,347		2,346		2,346	— %	— %
Occupancy %		85.2		85.4		85.4		86.9		87.3	40 bps	210 bps
REVPOR SHOP	$	4,340	$	4,533	$	4,492	$	4,415	$	4,358	(1.3%)	0.4 %
Real Estate Revenues	$	25,949	$	27,033	$	26,887	$	26,932	$	26,762	(0.6%)	3.1%
Operating Expenses before Management Fee		(19,335)		(18,188)		(18,556)		(18,621)		(18,817)	1.1%	(2.7%)
Management Fee		(1,290)		(1,306)		(1,194)		(1,245)		(1,205)	(3.2%)	(6.6%)
NOI	**$**	**5,324**	**$**	**7,539**	**$**	**7,136**	**$**	**7,067**	**$**	**6,740**	**(4.6%)**	**26.6%** (1)
Cash Real Estate Revenues	$	26,038	$	27,254	$	27,004	$	26,999	$	26,768	(0.9%)	2.8%
Cash Operating Expenses before Management Fee		(18,492)		(18,188)		(18,556)		(18,621)		(18,817)	1.1%	1.8 %
Management Fee		(1,290)		(1,306)		(1,194)		(1,245)		(1,205)	(3.2%)	(6.6)%
Cash NOI	**$**	**6,255**	**$**	**7,760**	**$**	**7,254**	**$**	**7,134**	**$**	**6,746**	**(5.4%)**	**7.8%** (2)
Cash NOI Margin %		24.0		28.5		26.9		26.4		25.2	(1.2%)	1.2%

(1) SPP NOI growth rate is impacted by a non-cash adjustment to our IBNR ("Incurred But Not Reported") insurance liability estimate, which was recorded in 4Q18 in conjunction with the transition of certain insurance policies to a new plan.

(2) Same property portfolio Cash NOI growth for the year-over-year twelve-month comparison is 5.2% for Core and (5.7%) for Transition.

(3) Represents properties previously managed by Brookdale Senior Living that have transitioned to new operators in accordance with the 2017 Brookdale Transaction. Refer to the 4Q17 Earnings Release and Supplemental Report for additional information.

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SHOP | Same Property Portfolio

Dollars in thousands, except REVPOR

TOTAL

	4Q18	1Q19	2Q19	3Q19	4Q19	Sequential Growth	Year-Over-Year Growth
Property count	29	29	29	29	29	—	—
Investment	$ 649,021	$ 648,580	$ 651,248	$ 655,566	$ 652,147	(0.5%)	0.5 %
Units	3,367	3,367	3,368	3,367	3,367	— %	— %
Occupancy %	85.8	85.6	86.2	87.5	87.4	-10 bps	160 bps
REVPOR SHOP	$ 4,633	$ 4,792	$ 4,769	$ 4,725	$ 4,675	(1.1%)	0.9 %
Real Estate Revenues	$ 40,078	$ 41,190	$ 41,366	$ 41,712	$ 41,263	(1.1%)	3.0%
Operating Expenses before Management Fee	(29,678)	(28,236)	(28,622)	(28,826)	(28,736)	(0.3%)	(3.2%)
Management Fee	(1,994)	(2,012)	(1,923)	(1,985)	(1,931)	(2.7%)	(3.2%)
NOI	**$ 8,405**	**$ 10,942**	**$ 10,821**	**$ 10,902**	**$ 10,596**	**(2.8%)**	**26.1%** (1)
Cash Real Estate Revenues	$ 40,150	$ 41,430	$ 41,524	$ 41,778	$ 41,257	(1.2%)	2.8 %
Cash Operating Expenses before Management Fee	(28,161)	(28,236)	(28,622)	(28,826)	(28,736)	(0.3%)	2.0 %
Management Fee	(1,994)	(2,012)	(1,923)	(1,985)	(1,931)	(2.7%)	(3.2%)
Cash NOI	**$ 9,995**	**$ 11,182**	**$ 10,980**	**$ 10,967**	**$ 10,591**	**(3.4%)**	**6.0%**
Cash NOI Margin %	24.9	27.0	26.4	26.3	25.7	(0.6%)	0.8%

(1) SPP NOI growth rate is impacted by a non-cash adjustment to our IBNR ("Incurred But Not Reported") insurance liability estimate, which was recorded in 4Q18 in conjunction with the transition of certain insurance policies to a new plan.



Oakmont Mariner Point
Alameda, CA

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SHOP | New Supply

As of and for the quarter ended December 31, 2019, dollars in thousands

NEW SUPPLY ANALYSIS

	SHOP					5-Mile Radius[2]				
MSA	**Units**	**Cash NOI[1]**	**% of SHOP Cash NOI**	**Properties/ Units Under Construction[3]**	**Cash NOI Exposed to New Supply[4]**	**5-Year 80+ Population Growth % 2019-2024**	**80+ Penetration Rate %**	**Median Household Income**	**Median Home Value**	**Unemploy- ment%**
US National Average						*16.5*	*11.9*	*$ 63*	*$ 230*	*3.8*
Houston, TX	224	$ 4,863	10.9	3 / 612	$ 1,884	25.9	18.9	93	318	2.9
New York, NY	639	3,954	8.8	2 / 142	655	12.1	8.5	117	530	3.1
Los Angeles, CA	523	3,668	8.2	1 / 142	530	16.1	6.3	117	882	3.6
Washington, DC	1,505	3,159	7.1	7 / 696	1,031	19.8	8.0	115	526	2.7
San Francisco, CA	273	2,934	6.6	-- / --	—	17.4	12.1	104	711	3.2
Chicago, IL	639	2,077	4.6	3 / 264	393	17.7	15.2	103	319	3.5
Denver, CO	—	1,739	3.9	3 / 571	813	18.8	16.1	71	415	3.2
Baltimore, MD	463	1,703	3.8	-- / --	—	17.5	7.3	98	359	3.4
Dallas, TX	476	1,512	3.4	1 / 70	278	26.0	15.8	70	208	3.7
Sacramento, CA	158	1,318	2.9	3 / 216	1,318	16.8	17.6	92	441	3.4
Riverside, CA	312	1,190	2.7	1 / 118	494	20.5	5.4	88	476	3.9
Miami, FL	1,026	1,141	2.5	5 / 604	500	12.7	8.5	63	272	3.5
San Jose, CA	66	1,122	2.5	1 / 200	1,122	13.9	7.5	127	2,033	2.6
Memphis, TN	—	1,084	2.4	3 / 472	1,084	22.1	23.1	75	245	2.6
Boston, MA	177	963	2.2	1 / 112	741	12.6	11.1	95	654	2.4
Sarasota, FL	290	887	2.0	-- / --	—	13.9	10.6	62	242	3.3
Melbourne, FL	163	792	1.8	-- / --	—	15.2	9.0	67	247	3.1
Killeen, TX	231	782	1.7	-- / --	—	18.6	—	56	150	3.0
Phoenix, AZ	210	780	1.7	-- / --	—	20.7	14.6	60	243	4.2
Atlanta, GA	478	766	1.7	-- / --	—	30.3	19.2	82	277	3.0
Remaining	5,323	8,313	18.6	10 / 933	2,175	15.5	15.9	74	317	3.2
Total	**13,176**	**$ 44,749**	**100.0**	**44 / 5,152**	**$ 13,018**	**17.2**	**12.0**	**$ 90**	**$ 461**	**3.2**
% of Total Cash NOI and Interest Income					**4.4%**					

(1) Includes Cash NOI for nineteen properties that were contributed to our SWF SH JV in December 2019.
(2) Demographic data provided by StratoDem Analytics for 2019. Construction and supply data provided by NIC for the quarter ended December 31, 2019. Data reflects a 5-mile radius around each community and is weighted by Cash NOI. See Glossary for further discussion.
(3) Represents the number of properties and units with similar care types that are under construction.
(4) Represents total Cash NOI exposed to new construction and material expansions.

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Life Science As of and for the quarter ended December 31, 2019, dollars and square feet in thousands INVESTMENTS(1) Property Cash Square Occupancy MSA Count Investment NOI Feet % San Francisco, CA 75 $ 3,285,260 $ 59,312 4,734 96.9 San Diego, CA 33 856,038 14,650 2,102 95.1 Boston, MA 8 871,932 7,555 963 91.3 Remaining 7 145,498 3,196 476 100.0 123 $ 5,158,729 $ 84,714 8,275 96.0 SAME PROPERTY PORTFOLIO 4Q18 1Q19 2Q19 3Q19 4Q19 Property Count 96 96 96 96 96 Investment $ 3,266,425 $ 3,271,361 $ 3,282,195 $ 3,298,487 $ 3,322,437 Square Feet 5,995 5,996 5,993 5,993 5,993 Occupancy % 96.3 96.8 95.5 97.1 96.8 Real Estate Revenues $ 79,112 $ 78,874 $ 81,375 $ 83,215 $ 81,973 Operating Expenses (18,771) (17,539) (19,228) (19,872) (20,044) NOI $ 60,341 $ 61,335 $ 62,147 $ 63,342 $ 61,929 Cash Real Estate Revenues $ 77,738 $ 77,705 $ 79,714 $ 81,831 $ 82,142 Cash Operating Expenses (18,758) (17,526) (19,215) (19,859) (20,031) Cash NOI $ 58,980 $ 60,180 $ 60,499 $ 61,972 $ 62,111 Year-Over-Year Three-Month SPP Growth % 5.3% (1) Excludes eleven properties that are in Development. 38 Return to TOC

Life Science

As of December 31, 2019, dollars and square feet in thousands

SELECTED LEASE EXPIRATION DATA (NEXT 5 YEARS)

	Total			San Francisco		San Diego		Boston		Remaining	
Year	**Leased Square Feet**	**%**	**Annualized Base Rent[1]**	**Square Feet**	**Annualized Base Rent[1]**	**Square Feet**	**Annualized Base Rent[1]**	**Square Feet**	**Annualized Base Rent[1]**	**Square Feet**	**Annualized Base Rent[1]**
2020[2]	520	7	$ 22,230	297	$ 13,814	186	$ 6,692	37	$ 1,724	—	$ —
2021	530	7	29,177	358	22,671	107	3,910	64	2,595	—	—
2022	761	10	31,751	292	16,353	388	12,974	11	442	70	1,982
2023	768	10	44,557	644	39,213	97	3,928	27	1,416	—	—
2024	476	6	28,217	476	28,217	—	—	—	—	—	—
Thereafter	4,885	62	216,852	2,520	135,102	1,220	30,732	741	38,383	406	12,635
	7,940	**100**	**$ 372,783**	**4,586**	**$ 255,370**	**1,998**	**$ 58,236**	**879**	**$ 44,560**	**476**	**$ 14,617**

The percentage column following Total Annualized Base Rent:

Year	%
2020[2]	6
2021	8
2022	9
2023	12
2024	8
Thereafter	58
	100

TENANT CONCENTRATION

		Leased Square Feet		Annualized Base Rent[1]		
	Remaining Lease Term in Years	**Amount**	**% of Total**	**Amount**	**% of Total**	**Credit Rating**
Amgen	3.4	684	9	$ 51,652	14	A-
Myriad Genetics	5.4	359	5	11,033	3	—
Denali Therapeutics	9.3	148	2	9,823	3	—
Rigel Pharmaceuticals	3.1	147	2	9,351	3	—
General Atomics	10.1	621	8	9,016	2	—
AstraZeneca Pharmaceuticals	7.2	156	2	8,847	2	BBB+
Shire	8.8	184	2	7,264	2	BBB+
Five Prime	8.0	115	1	7,025	2	—
NuVasive	14.5	224	3	6,920	2	—
Alector	9.3	105	1	6,483	2	—
Remaining	5.7	5,197	65	245,369	66	
	5.9	**7,940**	**100**	**$ 372,783**	**100**	



Public Biotech / Medical Device 53%
University, Government, Research 4%
Office and R&D 8%
Pharma 13%
Private Biotech / Medical Device 22%

(1) Annualized Base Rent does not include tenant recoveries, additional rent in excess of floors, and non-cash revenue adjustments.
(2) Includes month-to-month and holdover leases.

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Life Science Square feet in thousands LEASING ACTIVITY Annualized Our Tenant Leased Base Rent % Change in Improvements Leasing Costs Average Lease Retention Rate Square Feet Per Sq. Ft. Cash Rents per Sq. Ft. per Sq. Ft. Term (Months) Full Year Leased Square Feet as of September 30, 2019 7,760 $ 45.90 Acquisitions 220 68.59 Developments 70 11.64 Redevelopments placed in service 16 60.60 Expirations (605) 59.49 Renewals, amendments and extensions 389 72.54 6.1 $ 1.86 $ 4.76 29 71.8% New leases 111 54.25 100.46 19.49 104 Terminations (21) 23.64 Leased Square Feet as of December 31, 2019 7,940 $ 46.95 Hayden Campus Boston, MA 40 ReturnReturn toto TOCTOC

Medical Office

As of and for the quarter ended December 31, 2019, dollars and square feet in thousands

PORTFOLIO BY MARKET[1]

MSA	Property Count	Investment	Cash NOI	Occupancy %	Square Feet: On-campus[2] Multi-tenant	On-campus[2] Single-tenant	Off-campus[3] Multi-tenant	Off-campus[3] Single-tenant	Total Multi-tenant	Total Single-tenant	% of Total
Dallas, TX	26	$ 719,581	$ 15,763	92.7	1,901	1,352	267	54	2,168	1,406	17
Houston, TX	29	571,482	10,171	91.9	1,320	1,365	287	—	1,606	1,365	14
Seattle, WA	6	228,064	6,284	93.9	667	—	—	—	667	—	3
Denver, CO	16	288,452	5,485	83.6	1,077	—	35	—	1,113	—	5
Nashville, TN	14	179,762	4,927	93.7	1,290	10	—	—	1,290	10	6
Louisville, KY	11	233,537	4,391	94.8	565	17	447	15	1,012	32	5
Greenville, SC	13	294,167	4,041	100.0	232	560	—	40	232	600	4
Salt Lake City, UT	13	148,594	3,313	91.3	434	63	261	7	695	71	4
Phoenix, AZ	13	187,667	3,289	88.9	519	—	207	—	726	—	4
Philadelphia, PA	3	375,205	3,268	85.2	700	—	217	90	917	90	5
San Diego, CA	5	110,666	2,312	98.3	—	176	155	—	155	176	2
Miami, FL	9	97,549	2,308	89.7	451	—	—	30	451	30	2
Kansas City, MO	4	95,195	1,777	96.8	299	—	—	8	299	8	1
Las Vegas, NV	6	114,279	1,498	77.9	536	—	—	—	536	—	3
San Antonio, TX	4	72,724	1,405	81.1	354	—	—	—	354	—	2
Los Angeles, CA	4	66,352	1,242	87.1	106	—	97	—	202	—	1
Ogden, UT	8	62,746	1,208	90.1	269	—	—	68	269	68	2
Fresno, CA	1	59,689	1,194	100.0	—	56	—	—	—	56	—
Washington, DC	3	66,264	1,094	92.8	55	29	99	—	154	29	1
Sacramento, CA	2	75,471	1,064	99.0	—	—	29	92	29	92	1
Remaining	70	905,690	15,497	95.9	1,776	1,243	422	365	2,199	1,609	18
	260	**$ 4,953,136**	**$ 91,531**	**92.1**	**12,549**	**4,871**	**2,523**	**769**	**15,072**	**5,640**	**100**

(1) Excludes seven properties that are in Development. Properties that are held for sale are included in property count, Investment, Cash NOI, and square feet but are excluded from Occupancy.
(2) Includes 7.5 million square feet subject to ground leases with average expirations of 56 years and renewal options generally ranging from 10 to 25 years.
(3) Includes medical office buildings that are off-campus, adjacent (within 0.25 miles of a hospital campus) and anchored (50% or more leased by a health system).

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Medical Office

As of and for the quarter ended December 31, 2019, square feet in thousands

SQUARE FEET BY HEALTH SYSTEM

			Square Feet						Directly Leased by Health System	
Health System	**Health System Rank**[1]	**Credit Rating**	**On-Campus**	**Anchored**[2]	**Adjacent**[2]	**Off-Campus**	**Total**	**% of Total**	**% Square Feet**	**% of Annualized Base Rent**
HCA	2	Ba1	8,780	60	236	—	9,076	43.8	22.7	23.2
Memorial Hermann Health System	44	A1	1,709	80	—	—	1,788	8.6	8.4	4.6
Community Health Systems, Inc.	10	Caa3	1,189	51	—	—	1,239	6.0	5.6	3.7
Prisma Health	72	A2	792	40	—	—	832	4.0	4.1	3.5
Norton Healthcare	126	—	582	15	328	—	925	4.5	2.9	3.1
Jefferson Health	160	A2	700	—	—	—	700	3.4	2.0	1.9
Providence Health & Services	4	Aa3	563	—	—	—	563	2.7	1.3	2.1
Steward Health Care	N/A	—	547	—	—	—	547	2.6	1.5	1.4
Remaining - credit rated			2,112	740	453	—	3,305	16.0		
Non-credit rated			446	193	56	1,041	1,735	8.4		
Total			**17,420**	**1,178**	**1,073**	**1,041**	**20,712**	**100.0**	**48.5**	**43.5**
% of Total			**84.1**	**5.7**	**5.2**	**5.0**				
Total Healthcare Affiliated				**95.0%**						

LEASING ACTIVITY

	Leased Square Feet	Annualized Base Rent Per Sq. Ft.	% Change in Cash Rents[3]	Tenant Improvements per Sq. Ft.	Leasing Costs per Sq. Ft.	Average Lease Term (Months)	Retention Rate Full Year
Leased Square Feet as of September 30, 2019	**19,040**	**$ 24.63**					
Acquisitions	25	14.67					
Dispositions	(45)	16.25					
Developments and Redevelopments	41	21.00					
Expirations	(662)	24.56					
Renewals, amendments and extensions	526	25.94	2.0	$ 9.63	$ 4.42	57	81.6%
New leases	138	24.79		30.43	7.23	77	
Terminations	(9)	21.89					
Leased Square Feet as of December 31, 2019	**19,054**	**$ 24.75**					

(1) Ranked by revenue based on the 2018 *Modern Healthcare's Healthcare Systems Financial Database*. Systems denoted as N/A are not reported.
(2) Denotes whether the medical office building is adjacent (within 0.25 miles) to a hospital campus or anchored (the asset is off-campus, but is 50% or more leased to a health system).
(3) For comparative purposes, reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.

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Medical Office

As of and for the quarter ended December 31, 2019, dollars and square feet in thousands

SELECTED LEASE EXPIRATION DATA (NEXT 5 YEARS)[1]

	Total			On-Campus			Off-Campus	
Year	Leased Square Feet	%	Annualized Base Rent[2]	%	Square Feet	Annualized Base Rent[2]	Square Feet	Annualized Base Rent[2]
2020[3]	3,040	16	$ 81,276	18	2,596	$ 70,877	444	$ 10,399
2021	2,079	11	54,448	12	1,796	47,132	283	7,316
2022	2,132	11	54,672	12	1,676	43,383	456	11,289
2023	1,615	9	42,534	9	1,336	35,364	279	7,170
2024	1,543	8	43,023	10	1,175	33,279	369	9,744
Thereafter	8,558	45	175,772	39	7,442	149,341	1,116	26,431
	18,967	**100**	**$ 451,725**	**100**	**16,021**	**$ 379,376**	**2,946**	**$ 72,350**

SAME PROPERTY PORTFOLIO

	4Q18	1Q19	2Q19	3Q19	4Q19
Property Count	249	249	249	249	249
Investment	$ 4,482,582	$ 4,498,568	$ 4,513,285	$ 4,529,416	$ 4,558,191
Square Feet	19,653	19,655	19,658	19,658	19,660
Occupancy %	92.5	92.3	92.4	92.4	92.5
Real Estate Revenues	$ 129,507	$ 132,089	$ 131,871	$ 133,867	$ 133,918
Operating Expenses	(43,759)	(44,465)	(45,330)	(46,682)	(46,227)
NOI	**$ 85,748**	**$ 87,624**	**$ 86,542**	**$ 87,185**	**$ 87,692**
Cash Real Estate Revenues	$ 126,980	$ 129,352	$ 129,744	$ 131,447	$ 131,770
Cash Operating Expenses	(42,818)	(43,530)	(44,395)	(45,748)	(45,302)
Cash NOI	**$ 84,162**	**$ 85,822**	**$ 85,348**	**$ 85,699**	**$ 86,468**
Year-Over-Year Three-Month SPP Growth %					**2.7%**

(1) Excludes 87,000 square feet and Annualized Base Rent of $2.1 million related to two assets held for sale at December 31, 2019.
(2) Annualized Base Rent does not include tenant recoveries, additional rent in excess of floors, and non-cash revenue adjustments.
(3) Includes month-to-month and holdover leases.

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Other | Wholly-owned

As of and for the quarter ended December 31, 2019, dollars in thousands

LEASED PROPERTIES

Type/Operator	Property Count	Investment	Cash NOI	Beds	Occupancy %(1)	Facility EBITDARM CFC(1)	Facility EBITDAR CFC(1)
Hospitals	11	$ 294,458	$ 12,809	1,242	50.5	4.07x	3.71x
Post-acute/skilled	—	—	10	—	N/A	N/A	N/A
Total Leased Properties	**11**	**$ 294,458**	**$ 12,819**				

DEBT INVESTMENTS

	Investment	Interest Income	Yield	Weighted Average Maturity in Years
620 Terry Development Loan(2)	$ 102,412	$ 1,644	6.5%	3.0
Boynton Beach	44,812	93	6.3%	6.0
Remaining	63,111	1,239	7.9%	2.5
Total Debt Investments	**$ 210,335**	**$ 2,976**	**6.9%**	**3.5**

SAME PROPERTY PORTFOLIO

	4Q18	1Q19	2Q19	3Q19	4Q19
Property count	11	11	11	11	11
Investment	$ 294,008	$ 294,008	$ 294,008	$ 294,008	$ 294,458
Beds	1,268	1,268	1,268	1,268	1,242
Occupancy %(1)	48.7	49.8	52.6	52.1	50.5
Facility EBITDARM CFC(1)	3.32x	3.56x	3.92x	4.02x	4.07x
Facility EBITDAR CFC(1)	2.98x	3.21x	3.57x	3.66x	3.71x
Real Estate Revenues	$ 12,179	$ 12,238	$ 12,286	$ 12,260	$ 12,320
Operating Expenses	(9)	(5)	(5)	(5)	(80)
NOI	**$ 12,170**	**$ 12,233**	**$ 12,281**	**$ 12,255**	**$ 12,239**
Cash Real Estate Revenues	$ 12,374	$ 12,432	$ 12,503	$ 12,729	$ 12,781
Cash Operating Expenses	(9)	(5)	(5)	(5)	(80)
Cash NOI	**$ 12,365**	**$ 12,427**	**$ 12,499**	**$ 12,725**	**$ 12,701**
				Year-Over-Year Three-Month SPP Growth	**2.7%**

(1) Certain operators in our hospital portfolio are not required under their respective leases to provide operational data.

(2) Investment represents fundings under the $115 million participating development loan for the construction of 620 Terry, a $147 million senior housing development located in Seattle. Upon sale or refinancing, we will receive 20% of fair market value in excess of the total development cost.

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Other | Unconsolidated JVs[1]

As of and for the quarter ended December 31, 2019, dollars and square feet in thousands

SELECTED FINANCIAL DATA AT 100%	Total	CCRC JV	Other SHOP JVs	SFW SH JV	U.K. JV	Medical Office	Remaining
Joint ventures' Investment	$ 2,665,319	$ 1,524,372	$ 264,620	$ 816,327	$ —	$ 53,242	$ 6,758
Joint ventures' mortgage debt	741,895	602,880	137,365	—	—	—	1,650
Property count	48	15	9	19	—	3	2
Capacity		7,271 Units	1,011 Units	3,317 Units	N/A	294 Sq. Ft.	240 Beds
Occupancy %		85.8	90.4	N/A	N/A	77.0	77.0
Total revenues	$ 135,387	$ 109,454	$ 9,464	$ 5,530	$ 8,872	$ 1,707	$ 360
Operating expenses	(100,094)	(88,676)	(6,950)	(3,597)	—	(846)	(25)
NOI	**$ 35,293**	**$ 20,778**	**$ 2,514**	**$ 1,933**	**$ 8,872**	**$ 861**	**$ 335**
Depreciation and amortization	(31,662)	(25,518)	(1,714)	(281)	(3,537)	(552)	(60)
General and administrative expenses	(1,581)	(8)	(13)	49	(1,544)	(54)	(11)
Interest expense and other	(9,282)	(5,351)	(1,377)	37	(2,541)	1	(51)
Gain (loss) on sales of real estate, net	2,647	—	—	—	—	—	2,647
Net income (loss)	**$ (4,585)**	**$ (10,099)**	**$ (590)**	**$ 1,738**	**$ 1,250**	**$ 256**	**$ 2,860**
Depreciation and amortization	31,662	25,518	1,714	281	3,537	552	60
Loss (gain) on sales of real estate, net	(2,647)	—	—	—	—	—	(2,647)
NAREIT FFO	**$ 24,430**	**$ 15,419**	**$ 1,124**	**$ 2,019**	**$ 4,787**	**$ 808**	**$ 273**
Non-refundable Entrance Fee sales, net[2]	7,810	7,810	—	—	—	—	—
Non-cash adjustments to NOI	(979)	(368)	—	11	(657)	35	—
Non-cash adjustments to net income	(332)	(354)	26	(75)	71	—	—
FAD capital expenditures	(5,433)	(5,079)	(258)	—	—	(96)	—
FAD	**$ 25,496**	**$ 17,428**	**$ 892**	**$ 1,955**	**$ 4,201**	**$ 747**	**$ 273**
SHARE OF UNCONSOLIDATED JVs							
Ownership percentage		49%	41% - 90%	54%	49%	20% - 67%	80%
Net equity investment[3]	$ 634,374	$ 137,143	$ 57,837	$ 428,258	$ —	$ 9,921	$ 1,215
Preferred equity investment[4]	9,157	—	9,157	—	—	—	—
Mortgage debt[3]	184,218	101,556	82,662	—	—	—	—
NOI	17,371	10,181	1,114	1,034	4,347	427	268
Cash NOI	20,685	13,806	1,114	1,040	4,025	432	268
Net income (loss)[3]	1,387	(2,456)	(462)	930	871	215	2,289
NAREIT FFO[3]	14,420	9,617	485	1,080	2,604	415	219
FAD[3]	14,905	10,556	369	1,046	2,316	390	228

(1) Excludes land held for development and includes one senior housing development.
(2) Includes $18.1 million related to non-refundable Entrance Fees (net of reserve for early terminations) included in FAD as the fees are collected by our CCRC JV, partially offset by $10.3 million related to non-refundable Entrance Fee amortization recognized on an FFO basis over the estimated stay of the residents. See Entrance Fees in Glossary.
(3) Our pro rata share excludes activity related to $186M of debt funded by the Company at the CCRC JV.
(4) Represents two preferred interest earning 10% return in a Discovery Senior Living development investment.

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Other | Unconsolidated JV Capital

Represents our pro rata share of unconsolidated JVs for the three and twelve months ended December 31, 2019, dollars in thousands

UNCONSOLIDATED JV CAPITAL

	Three Months Ended December 31, 2019	Twelve Months Ended December 31, 2019
FAD capital expenditures	$ 2,649	$ 6,327
Revenue enhancing capital expenditures	5,724	16,513
Tenant improvements - 1st generation	—	4
Development	713	10,265
Redevelopment	17	17
Capitalized interest	266	861
Total capital expenditures	**$ 9,369**	**$ 33,987**

REDEVELOPMENT PROJECTS IN PROCESS

Project	MSA	Property Type	Property Count	Incremental Costs CIP[1]	Incremental Costs Cost to Complete[1]	Incremental Costs Total	Project Start	Estimated Completion
Vernon Hills[2]	Chicago, IL	Senior Housing	1	$ 2,039	$ 3,662	5,701	2Q18	3Q20
Galleria[2]	Houston, TX	Senior Housing	1	2,566	7,550	10,116	3Q18	4Q20
			2	**$ 4,604**	**$ 11,213**	**15,817**		

LAND HELD FOR DEVELOPMENT

Project	MSA	Property Type	Gross Site Acreage	Estimated Rentable Units	Investment to Date
Oakmont Village	Santa Rosa, CA	Senior housing	3	74	$ 2,341
Brandywine	Philadelphia, PA	Senior housing	8	67	797
			11	**141**	**$ 3,138**

(1) The Waldwick development project totaling 79 units was placed into service during the quarter.
(2) The Vernon Hills and Galleria projects were transitioned to the SWF SH JV from SHOP during the quarter.

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Other CCRC JV Dollars in thousands, except REVPOR CCRC JV 4Q18 1Q19 2Q19 3Q19 4Q19 FY2018 FY2019 Property count 15 15 15 15 15 15 15 Units 7,273 7,269 7,270 7,272 7,271 7,273 7,271 Occupancy % 85.7 85.8 85.7 85.1 85.8 85.8 85.6 REVPOR(1) $ 5,206 $ 5,208 $ 5,262 $ 5,243 $ 5,290 $ 5,156 $ 5,251 SHARE OF CCRC JV Investment $ 729,503 $ 733,817 $ 739,505 $ 739,889 $ 746,942 $ 729,503 $ 746,942 Cash Real Estate Revenues excluding Cash NREFs, net $ 47,682 $ 47,728 $ 48,188 $ 47,696 $ 48,496 $ 189,016 $ 192,108 Cash NREFs, net(2) 8,687 7,767 9,226 10,400 8,577 32,407 35,970 Cash Operating Expenses (42,126) (41,181) (42,288) (42,983) (43,267) (166,117) (169,719) Cash NOI $ 14,243 $ 14,315 $ 15,126 $ 15,113 $ 13,806 $ 55,307 $ 58,359 Margin % including NREFs, net 25.1 25.7 26.2 25.9 24.1 24.9 25.5 Year-Over-Year Growth (3.1%) 5.5% (1) The 3-month average Cash Rental and Operating Revenues per occupied unit excluding Cash NREFs, net for the period presented. (2) Represents non-refundable Entrance Fees, net of a 15% reserve for statutory refunds due to early terminations and related management fees. See Entrance Fees in Glossary. 47 Return to TOC

2020 Guidance

Projected full year 2020, dollars in millions, except per share amounts

	Full Year 2020 Guidance (February 11, 2020)
Net income, FFO and FFO as Adjusted per Share Guidance	
Diluted earnings per common share	$0.70 - $0.76
Diluted NAREIT FFO per common share	$1.64 - $1.70
Diluted FFO as Adjusted per common share	$1.77 - $1.83
Annualized dividend per share	$1.48
Year-Over-Year Same-Store Cash NOI Guidance	
Total Portfolio	2.00% - 3.00%
Other Supplemental Information - Cash Addition (Reduction)	
Amortization of deferred compensation	$16 - $18
Amortization of deferred financing costs	$9 - $13
Straight-line rents	($34) - ($39)
Recurring capital expenditures	($85) - ($105)
Deferred income taxes	($9) - ($15)
Other FAD adjustments - primarily JV FAD Capital	($3) - ($7)
Capital Expenditures (excluding FAD Capital Expenditures)[(1)]	
1st generation tenant improvements / ICE	$75 - $100
Revenue enhancing	$75 - $100
Development and Redevelopment	$650 - $700
Development loan funding	$15 - $25
Other Items	
Interest income	$12 - $16
General and administrative	$87 - $93
Interest expense	$235 - $255
Share of Unconsolidated JVs Cash NOI	$34 - $42
Share of Unconsolidated JVs FFO	$31 - $39

(1) Includes our Share of Unconsolidated JVs.

Additional 2020 Guidance Assumptions

Same-Store Guidance

- The components to initial Total Portfolio year-over-year Same-Store Cash NOI Guidance are provided below:

	FY 2020 Cash Same-Store
Medical office	1.75 % - 2.75%
Life science	4.00 % - 5.00%
Senior housing	(1.00)% - 1.00%
Other	1.75 % - 2.50%
Total Portfolio	2.00 % - 3.00%

- Senior Housing Same-Store Cash NOI: At the mid-point, assumes triple-net portfolio growth of 2.50% and SHOP growth of (2.50%)

Development Earn-In

- More than $10 million of cash rent received from tenants will not be recognized in FFO due to timing of tenant improvements and the related deferred revenue recognition accounting rules

Transactional (Mid-Year Convention and Excludes Brookdale Transaction)

- Acquisitions: $800 million of acquisitions at a blended cash yield of 5.5%
- Dispositions: $500 million of proceeds from asset sales at a blended cash yield of 6.5% to 7.5%

Capital Markets (Mid-Year Convention)

- Equity proceeds: $1.05 billion from the anticipated settlement of equity forwards from follow-on and ATM activity in 2019
- Debt proceeds: $325 million from unsecured debt

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Financial Reporting Updates In 1Q 2020 we plan to update several accounting policies and financial reporting items Topic Accounting Policy and Financial Reporting Description ● Align the definition of FAD, Cash NOI and Adjusted EBITDAre to reflect non-refundable entrance fee revenue on a GAAP amortization basis rather than cash ● Exclude refundable entrance fees from the calculation of Net Debt and reflect these evergreen liabilities in the accrued CCRCs liabilities section of the balance sheet ● Move CCRC assets from the "Other" segment into its own reportable segment under Senior housing ● Remove an asset from the Life science same-store population if a significant tenant relocates from a building that is in same-store to a building that is not in same-store, and the relocation results in increased revenue to the company ● Include pro rata share of NOI from all joint ventures (consolidated and unconsolidated) and CCRC assets in their respective Same-Store business line same-store once same-store criteria is met ● SHOP operator transitions will be removed from same-store upon signing definitive agreements ● Change the name of FAD to AFFO to reflect that the metric is not a liquidity measure Other ● Same-property portfolio (SPP) will be renamed same-store (SS) You can find a detailed presentation outlining guidance assumptions and other important information in the Guidance Addendum posted to the "Investor Presentations" section of our website at https://ir.healthpeak.com/investor-presentations. For additional details and information regarding the pro forma impact of these changes on Senior Housing, see the SHOP Same-Store (SS) Policies presentation which is available in the Investor Presentations section of our website at http://ir.healthpeak.com/investor-presentations. 49 Return to TOC

Glossary

Adjusted Fixed Charge Coverage*

Adjusted EBITDAre divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and our ability to meet interest payments on our outstanding debt and pay dividends to our preferred stockholders, if applicable. Our various debt agreements contain covenants that require us to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain of our debt instruments. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDAre and Fixed Charges.

Annualized Base Rent

The most recent month's (or subsequent month's if acquired in the most recent month) base rent including additional rent floors, cash income from DFLs, and/or interest income annualized for 12 months. Annualized Base Rent excludes properties in our SHOP and properties sold or held for sale during the quarter. Further, Annualized Base Rent does not include tenant recoveries, additional rents in excess of floors, and non-cash revenue adjustments (i.e., straight-line rents, amortization of market lease intangibles, DFL non-cash interest and deferred revenues). We use Annualized Base Rent for the purpose of determining Lease Expirations and Debt Investment Maturities.

Cash Flow Coverage ("CFC")*

Facility EBITDAR or Facility EBITDARM divided by the aggregate of base rent and any additional rent due to us for the trailing 12-month period one quarter in arrears from the period presented. CFC is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related rent and other obligations to us. However, CFC is subject to the same limitations and qualifications as Facility EBITDAR or Facility EBITDARM. CFC is not presented for: (i) properties operated under a RIDEA structure or (ii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities, facilities that are held for sale, facilities for which an agreement has been reached to change reporting structure, and facilities for which data is not available or meaningful.

Cash Operating Expenses*

Cash Operating Expenses represent property level operating expenses (which exclude transition costs) after eliminating the effects of straight-line rents, lease termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee expense.

Cash Real Estate Revenues*

Cash Real Estate Revenues represent rental and related revenues, resident fees and services, and income from DFLs after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, lease termination fees, and the impact of deferred community fee income.

Completion Date - Development/Redevelopment

For Developments, management's estimate of the period the core and shell structure improvements are expected to be or have been completed. For Redevelopments, management's estimate of the period in which major construction activity in relation to the scope of the project has been or will be substantially completed and excludes the completion of tenant improvements.

Consolidated Debt

The carrying amount of bank line of credit, commercial paper, term loans, senior unsecured notes, mortgage debt, and other debt, as reported in our consolidated financial statements.

Consolidated Gross Assets*

The carrying amount of total assets, excluding investments in and advances to our unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in our consolidated financial statements. Consolidated Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Consolidated Secured Debt

Mortgage and other debt secured by real estate, as reported in our consolidated financial statements.

Continuing Care Retirement Community ("CCRC")

A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing).

Debt Investments

Loans secured by a direct interest in real estate and mezzanine loans.

Development

Includes ground-up construction. Newly completed developments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service.

Direct Financing Lease ("DFL")

Lease for which future minimum lease payments are recorded as a receivable and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.

EBITDAre and Adjusted EBITDAre*

EBITDAre, or EBITDA for Real Estate, is a supplemental performance measure defined by the National Association of Real Estate Investment Trusts ("NAREIT") and intended for real estate companies. It represents earnings before interest expense, income taxes, depreciation and amortization, gains or losses from sales of depreciable property (including gains or losses on change in control), and impairment charges (recoveries) related to depreciable property. Adjusted EBITDAre is defined as EBITDAre excluding impairments (recoveries) related to non-depreciable assets, transaction-related items, prepayment costs (benefits) associated with early retirement or payment of debt, severance and related charges, litigation costs (recoveries), casualty-related charges (recoveries), stock compensation expense, and foreign currency remeasurement losses (gains), and is adjusted to include our share of CCRC non-refundable entrance fees received. EBITDAre and Adjusted EBITDAre include our pro rata share of our unconsolidated JVs presented on the same basis.

Enterprise Debt*

Consolidated Debt plus our pro rata share of total debt from our unconsolidated JVs. Enterprise Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

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Glossary

Enterprise Gross Assets*

Consolidated Gross Assets plus our pro rata share of total gross assets from our unconsolidated JVs, after adding back accumulated depreciation and amortization. Enterprise Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Enterprise Secured Debt*

Consolidated Secured Debt plus our pro rata share of mortgage debt from our unconsolidated JVs. Enterprise Secured Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of Enterprise Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

Entrance Fees

Certain of our communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For net income, NOI and NAREIT FFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. For Cash NOI and FAD, the non-refundable entrance fees ("NREFs") are recognized upon receipt, net of a reserve for statutory refunds due to early terminations. The refundable portion of a resident's entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as liabilities.

Facility EBITDAR and Facility EBITDARM*

Earnings before interest, taxes, depreciation, amortization and rent (and management fees), as applicable, for a particular facility accruing to the operator/tenant of the property (the Company as lessor), for the trailing 12 months and one quarter in arrears from the date reported. We use Facility EBITDAR or Facility EBITDARM in determining CFC and as a supplemental measure of the ability of the property to generate sufficient liquidity to meet related obligations to us. Facility EBITDAR includes: (i) contractual management fees; (ii) an imputed management fee of 5% of revenues for senior housing facilities and post-acute/skilled facilities, or (iii) an imputed management fee of 2% of revenues for hospitals. All facility financial performance data was derived solely from information provided by operators/tenants without independent verification by us. Facility EBITDAR and Facility EBITDARM are subject to the same limitations and qualifications as EBITDA. In addition, Facility EBITDAR and Facility EBITDARM do not represent a borrower's net income or cash flow from operations and should not be considered alternatives to those indicators. Facility EBITDAR and Facility EBITDARM are not presented for: (i) properties operated under a RIDEA structure; or (ii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities, facilities that are held for sale, facilities for which an agreement has been reached to change reporting structure, and facilities for which data is not available or meaningful.

Financial Leverage*

Enterprise Debt divided by Enterprise Gross Assets. Financial Leverage is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Fixed Charges*

Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges also includes our pro rata share of the interest expense plus capitalized interest plus preferred stock dividends (if applicable) of our unconsolidated JVs. Fixed Charges is a supplemental measure of our interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations.

Funds Available for Distribution ("FAD")*

See the "Funds Available for Distribution" definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding FAD.

Funds From Operations ("NAREIT FFO") and FFO as Adjusted*

See the "Funds From Operations" definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding NAREIT FFO and FFO as Adjusted.

Healthcare Affiliated

Represents properties that are on-campus or adjacent to a healthcare system and properties that are leased 50% or more to a healthcare system.

Initial Capital Expenditures ("ICE")

Expenditures required to bring a newly acquired property up to standard. The expenditures are typically identified during underwriting and incurred within the first year of ownership.

Investment and Portfolio Investment*

Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization and (ii) the carrying amount of DFLs and Debt Investments. Portfolio Investment also includes our pro rata share of the real estate assets and intangibles held in our unconsolidated JVs, presented on the same basis as Investment, less the value attributable to refundable Entrance Fee liabilities. Investment and Portfolio Investment exclude land held for development.

Metropolitan Statistical Areas ("MSA")

Metropolitan Statistical Areas are geographic entities delineated by the Office of Management and Budget for use by Federal Statistical agencies in collecting, tabulating, and publishing Federal statistics. A metro area contains a core urban area of 50,000 or more population, consists of one or more counties and includes the counties containing the core urban area, as well as any adjacent counties that have a high degree of social and economic integration (as measured by commuting to work) with the urban core.

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Glossary

Net Debt*

Enterprise Debt less the carrying amount of cash and cash equivalents as reported in our consolidated financial statements and our pro rata share of cash and cash equivalents from our unconsolidated JVs. Net Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Net Debt to Adjusted EBITDAre*

Net Debt divided by Adjusted EBITDAre is a supplemental measure of our ability to decrease our debt. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations.

Net Operating Income from Continuing Operations ("NOI") and Cash NOI*

NOI is defined as real estate revenues (inclusive of rental and related revenues, resident fees and services, and income from direct financing leases), less property level operating expenses (which exclude transition costs); NOI excludes all other financial statement amounts included in net income (loss). Cash NOI is calculated as NOI after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee income and expense.

Occupancy

For life science facilities and medical office buildings, Occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For senior housing triple-net facilities, post-acute/skilled facilities and hospitals, Occupancy represents the facilities' average operating Occupancy for the trailing three-month period ended one quarter in arrears from the date reported. For SHOP properties, Occupancy represents the facilities' average operating Occupancy for the most recent calendar quarter (year-to-date for year-to-date SPP) available. The percentages are calculated based on units for senior housing facilities and available beds for post-acute/skilled facilities and hospitals. The percentages shown are weighted to reflect our share and exclude newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, vacant facilities, facilities held for sale, facilities for which agreement has been reached to change reporting structure, and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/ tenants and borrowers without independent verification by us.

Penetration Rate

Reflects the number of available senior housing units as a percentage of total population age 80 and older. This measurement is an indicator of market demand for new development and expansion projects.

Portfolio Income*

Cash NOI plus interest income plus our pro rata share of Cash NOI from our unconsolidated JVs.

Real Estate Revenues*

Real Estate Revenues include rental related revenues, tenant recoveries, resident fees and services and income from DFLs.

Redevelopment

Properties that incur major capital expenditures to significantly improve, change the use, or reposition the property pursuant to a formal redevelopment plan. Newly completed redevelopments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service.

Retention Rate

The ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of the lease.

REVPOR SHOP*

The 3-month average Cash Real Estate Revenues per occupied unit for the most recent period available. REVPOR SHOP excludes newly completed assets under lease-up, assets sold, acquired or transitioned to a new operating structure (such as triple-net to SHOP) during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations.

REVPOR Triple-net

The 3-month average facility revenue per occupied unit, one quarter in arrears from the period presented. Facility revenue consists primarily of resident rents generated at triple-net communities, which are not included in our financial results. Facility revenues are derived solely from information provided by operators/tenants without independent verification by us. REVPOR Triple-net excludes vacant facilities, newly completed assets under lease-up, assets sold, acquired or transitioned to a new operating structure (such as triple-net to SHOP) during the relevant period, assets that are held for sale, and assets for which agreement has been reached to change reporting structure.

RIDEA

A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility.

Same Property Portfolio ("SPP")*

SPP NOI and Adjusted (Cash) NOI information allows us to evaluate the performance of our property portfolio under a consistent population by eliminating changes in the composition of our consolidated portfolio of properties. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis. Properties are included in SPP once they are stabilized for the full period in both comparison periods. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a transition from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. A property is removed from SPP when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event that significantly impacts operations or a change in reporting structure has been agreed to (such as triple-net to SHOP).

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Glossary Secured Debt Ratio* Enterprise Secured Debt divided by Enterprise Gross Assets. Secured Debt Ratio is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Share of Unconsolidated Joint Ventures ("JVs") Our pro rata share information is prepared on a basis consistent with the comparable consolidated amounts by applying our actual ownership percentage for the period and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio. Stabilized / Stabilization Newly acquired operating assets are generally considered Stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered Stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a transition from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. Total Market Equity The total number of outstanding shares of our common stock multiplied by the closing price per share of our common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of our common stock on the New York Stock Exchange as of period end (adjusted for stock splits). Units/Square Feet/Beds Senior housing facilities are measured in available units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet, excluding square footage for development or redevelopment properties prior to completion. Post-acute/skilled facilities and hospitals are measured in available beds. Capacities are presented at 100%. * Non-GAAP Supplemental Measures Reconciliations, definitions, and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this report can be found at http://ir.healthpeak.com/quarterly-results. 53 ReturnReturn to to TOC TOC

Adjusted EBITDAre and Adjusted Debt Ratios Fixed Charge Coverage Dollars in thousands NET INCOME TO ADJUSTED EBITDAre Three Months Ended Twelve Months Ended December 31, 2019 December 31, 2019 Net income (loss) $ 47,359 $ 60,061 Interest expense 58,120 225,619 Income tax expense (benefit) (5,679) (17,262) Depreciation and amortization 190,798 659,989 Other depreciation and amortization 2,166 9,158 Loss (gain) on sales of real estate (4,193) (22,900) Loss (gain) upon change of control (155,225) (168,023) Impairments (recoveries) of depreciable real estate 110,284 215,790 Share of unconsolidated JV: Interest expense 3,289 14,825 Income tax expense (benefit) 183 674 Depreciation and amortization 15,151 60,303 Impairments (recoveries) of depreciable real estate — 5,527 Gain on sale of real estate from unconsolidated JVs (2,118) (2,118) Other JV adjustments (400) (2,010) EBITDAre $ 259,735 $ 1,039,633 Transaction-related items 1,688 15,347 Other impairments (recoveries) and losses (gains) — 10,147 Severance and related charges — 5,063 Loss on debt extinguishments 22,213 58,364 Litigation costs (recoveries) 29 (520) Casualty-related charges (recoveries) 700 (3,706) Amortization of deferred compensation 3,177 14,790 Foreign currency remeasurement losses (gains) 100 (250) CCRC entrance fees(1) 4,785 18,856 Adjusted EBITDAre $ 292,427 $ 1,157,724 ADJUSTED FIXED CHARGE COVERAGE Interest expense 58,120 225,619 Capitalized interest 7,630 30,109 Share of unconsolidated JV interest expense and capitalized interest 3,555 15,686 Fixed Charges $ 69,305 $ 271,414 Adjusted Fixed Charge Coverage 4.2x 4.3x (1) Represents our 49% share of our CCRC JV's non-refundable entrance fees collected in excess of amortization. 54 Return to TOC

Debt Ratios As of and for the quarter ended December 31, 2019, dollars in thousands ENTERPRISE DEBT AND NET DEBT December 31, 2019 (1) Includes $93 million of commercial paper at December 31, Bank line of credit and commercial paper(1) $ 93,000 2019. Term loan 248,942 (2) Includes mortgage debt of $32.3 million on assets held for Senior unsecured notes 5,647,993 sale that matures in 2026, 2028 and 2044. (3) Represents the current quarter Adjusted EBIDTAre multiplied Mortgage debt(2) 309,196 by a factor of four. Other debt 84,771 Consolidated Debt $ 6,383,902 Share of unconsolidated JV mortgage debt 184,218 Share of unconsolidated JV other debt 164,543 Enterprise Debt $ 6,732,663 Cash and cash equivalents (144,232) Share of unconsolidated JV cash and cash equivalents (31,520) Net Debt $ 6,556,911 FINANCIAL LEVERAGE December 31, 2019 Enterprise Debt $ 6,732,663 Enterprise Gross Assets 18,143,835 Financial Leverage 37.1% SECURED DEBT RATIO December 31, 2019 Mortgage debt $ 309,196 Share of unconsolidated JV mortgage debt 184,218 Enterprise Secured Debt $ 493,414 Enterprise Gross Assets 18,143,835 Secured Debt Ratio 2.7% NET DEBT TO ADJUSTED EBITDAre Three Months Ended Twelve Months Ended December 31, 2019 December 31, 2019 Net Debt $ 6,556,911 $ 6,556,911 Adjusted EBITDAre 1,169,708 (3) 1,157,724 Net Debt to Adjusted EBITDAre 5.6x 5.7x 55 Return to TOC

COMPANY Information

BOARD OF DIRECTORS

BRIAN G. CARTWRIGHT
Chairman of the Board, Healthpeak Properties, Inc.
Former General Counsel,
U.S. Securities and Exchange Commission

THOMAS M. HERZOG
Chief Executive Officer, Healthpeak Properties, Inc.

CHRISTINE N. GARVEY
Former Global Head of Corporate
Real Estate Services, Deutsche Bank AG

R. KENT GRIFFIN, JR.
Managing Director, PHICAS Investors
Former President, BioMed Realty Trust, Inc.

DAVID B. HENRY
Former Vice Chairman and Chief Executive Officer,
Kimco Realty Corporation

LYDIA H. KENNARD
President and Chief Executive Officer,
KDG Construction Consulting

SARA GROOTWASSINK LEWIS
Founder and Chief Executive Officer,
Lewis Corporate Advisors, LLC

KATHERINE M. SANDSTROM
Former Senior Managing Director,
Heitman, LLC

EXECUTIVE MANAGEMENT

THOMAS M. HERZOG
Chief Executive Officer

SCOTT M. BRINKER
President
Chief Investment Officer

THOMAS M. KLARITCH
Executive Vice President
Chief Development Officer
Chief Operating Officer

TROY E. MCHENRY
Executive Vice President
Chief Legal Officer
General Counsel
Corporate Secretary

PETER A. SCOTT
Executive Vice President
Chief Financial Officer

SHAWN G. JOHNSTON
Executive Vice President
Chief Accounting Officer

JEFFREY H. MILLER
Executive Vice President,
Senior Housing

LISA A. ALONSO
Executive Vice President
Chief Human Resources Officer

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Patewood Hospital Greenville, SC 57 ReturnReturn toto TOCTOC

Medical City Hospital Forward-Looking Statements Dallas, TX & Risk Factors Statements contained in this supplemental report which are not historical facts are "forward- looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward- looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions, capital recycling plans, financing activities, or other transactions; (ii) future new supply and demographics; and (iii) the Company’s 2020 guidance and assumptions with respect thereto. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this supplemental report, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: the financial condition of the Company’s existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding the Company’s ability to continue to realize the full benefit of such tenants’ and operators’ leases and borrowers’ loans; the ability of the Company’s existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and manage their expenses in order to generate sufficient income to make rent and loan payments to the Company and the Company’s ability to recover investments made, if applicable, in their operations; the Company’s concentration in the healthcare property sector, particularly in senior housing, life sciences and medical office buildings, which makes its profitability more vulnerable to a downturn in a specific sector than if the Company were investing in multiple industries; operational risks associated with third party management contracts, including the additional regulation and liabilities of RIDEA lease structures; the effect on the Company and its tenants and operators of legislation, executive orders and other legal requirements, including compliance with the Americans with Disabilities Act, fire, safety and health regulations, environmental laws, the Affordable Care Act, licensure, certification and inspection requirements, and laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements or fines for noncompliance; the Company’s ability to identify replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith; the risks associated with property development and redevelopment, including costs above original estimates, project delays and lower occupancy rates and rents than expected; the potential impact of uninsured or underinsured losses; the risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision making authority and its reliance on its partners’ financial condition and continued cooperation; competition for the acquisition and financing of suitable healthcare properties as well as competition for tenants and operators, including with respect to new leases and mortgages Continued 58 ReturnReturn toto TOCTOC

2201 Medical Plaza Forward-Looking Statements Nashville, TN & Risk Factors (concluded) and the renewal or rollover of existing leases; the Company’s or its counterparties’ ability to fulfill obligations, such as financing conditions and/or regulatory approval requirements, required to successfully consummate acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions or other transactions; the Company’s ability to achieve the benefits of acquisitions or other investments within expected time frames or at all, or within expected cost projections; the potential impact on the Company and its tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect the Company’s costs of compliance or increase the costs, or otherwise affect the operations, of its tenants and operators; the Company’s ability to foreclose on collateral securing its real estate-related loans; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in the Company’s credit ratings, and the value of its common stock, and other conditions that may adversely impact the Company’s ability to fund its obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic and other conditions, the Company’s ability to manage its indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; the Company’s reliance on information technology systems and the potential impact of system failures, disruptions or breaches; the Company’s ability to maintain its qualification as a real estate investment trust; and other risks and uncertainties described from time to time in the Company’s Securities and Exchange Commission (SEC) filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made. The information in this supplemental report should be read in conjunction with the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions (and Reconciliations of Non-GAAP Financial Measures) are an integral part of the information presented herein. You can access these documents on the Company’s website, www.healthpeak.com, free of charge, as well as amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on the Company’s website is not incorporated by reference into, and should not be considered a part of, this supplemental report. In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC at www.sec.gov. This supplemental report also includes market and industry data that the Company has obtained from market research, publicly available information and industry publications. The accuracy and completeness of such information are not guaranteed. The market and industry data is often based on industry surveys and preparers’ experience in the industry. Similarly, although the Company believes that the surveys and market research that others have performed are reliable, it has not independently verified this information. For more information, contact Barbat Rodgers, Senior Director - Investor Relations, at (949) 407-0400. 59 ReturnReturn toto TOCTOC

_________________________________________________________ Corporate HQ, Irvine, CA 1920 Main Street, Suite 1200 Irvine, CA 92614 (949) 407 - 0700 ________________________________________________________ San Francisco, CA 950 Tower Lane, Suite 1650 Foster City, CA 94404 _______________________________________________________ Nashville, TN 3000 Meridian Boulevard, Suite 200 Franklin, TN 37067 healthpeak.com 60 ReturnReturn to to TOC TOC